Exhibit 99.1













                  The Toronto-Dominion Bank, U.S.A. Division

                    401(k) Employee Retirement Savings Plan

              (As Amended and Restated Effective January 1, 2000)








                    NOTE: This document is an important legal instrument with legal and tax implications.
                    It should be reviewed by legal counsel
                     prior to adoption.

                  The Toronto-Dominion Bank, U.S.A. Division

                    401(k) Employee Retirement Savings Plan

              (As Amended and Restated Effective January 1, 2000)

                               TABLE OF CONTENTS


                                                                          Page

Preamble        .............................................................1

Article 1       Definitions..................................................2
         1.1    Account......................................................2
         1.2    Accrued Benefit..............................................2
         1.3    Actual Deferral Percentage...................................2
         1.4    Adjustment Factor............................................2
         1.5    Administrator................................................2
         1.6    Affiliated Employer..........................................2
         1.7    Average Actual Deferral Percentage...........................3
         1.8    Bank.........................................................3
         1.9    Code.........................................................3
         1.10   Committee....................................................3
         1.11   Compensation.................................................3
         1.12   Computation Period...........................................4
         1.13   Direct Rollover..............................................4
         1.14   Disabled.....................................................4
         1.15   Distributee..................................................4
         1.16   Effective Date...............................................4
         1.17   Eligible Retirement Plan.....................................5
         1.18   Eligible Rollover Distribution...............................5
         1.19   Employee.....................................................6
         1.20   Employer.....................................................6
         1.21   Employment Commencement Date.................................6
         1.22   ERISA........................................................6
         1.23   Highly Compensated Employee..................................6
         1.24   Hour of Service..............................................7
         1.25   Leased Employee..............................................9
         1.26   Married Participant..........................................9
         1.27   Non-Highly Compensated Employee..............................9
         1.28   Normal Retirement Date.......................................9
         1.29   One-Year Break in Service....................................9
         1.30   Part-time Employee..........................................10
         1.31   Participant.................................................10
         1.32   Participant Computation Period..............................10
         1.33   Plan........................................................10
         1.34   Plan Year...................................................10
         1.35   Postponed Retirement Date...................................10
         1.36   Predecessor Plan............................................10
         1.37   Prior Plan..................................................10
         1.38   Prior Plan Year Average Actual Deferral Percentage..........10
         1.39   Prior Plan Year Average Contribution Percentage.............11

         1.40   Reemployment Commencement Date..............................11
         1.41   Trust Agreement.............................................11
         1.42   Trustees....................................................11
         1.43   Trust Fund..................................................11
         1.44   USERRA......................................................11
         1.45   Valuation Date..............................................11
         1.46   Vesting Computation Period..................................12
         1.47   Year of Participation.......................................12
         1.48   Year of Service.............................................12

Article 2       Participation...............................................13
         2.1    Plan Entry Date.............................................13
         2.2    Employment in Ineligible Status.............................13
         2.3    Reentry of Former Participant...............................14

Article 3       Retirement Date.............................................15
         3.1    Normal Retirement Date......................................15
         3.2    Postponed Retirement Date...................................15
         3.3    Retirement Date.............................................15

Article 4       Compensation Reduction Contributions........................16
         4.1    Types of Contributions......................................16
         4.2    Compensation Reduction Contributions........................16
         4.3    Deferral Percentage Limitation..............................16
         4.4    Failure to Satisfy Deferral Percentage Test.................17
         4.5    Compensation Reduction Elections............................17
         4.6    Change to Compensation Reduction Elections..................18
         4.7    Termination of Compensation Reduction Election..............18
         4.8    Transmittal of Compensation Reduction Contributions.........18
         4.9    Special Testing Rules.......................................18
         4.10   Uniformed Services Employment and Reemployment Rights Act...19

Article 5       Matching Employer Contributions and Profit Sharing
                Contributions...............................................20
         5.1    Matching Employer Contributions and Profit Sharing
                Contributions...............................................20
         5.2    Transmittal of Employer Contributions.......................21
         5.3    Annual Addition Limitation..................................21
         5.4    Return of Plan Assets.......................................24
         5.5    Average Contribution Percentage Test........................24
         5.6    Definitions for Average Contribution Percentage Testing.....25
         5.7    Matching Employer Contributions in More Than One Plan.......25
         5.8    Aggregation of Plans........................................25
         5.9    Aggregate Limit.............................................25
         5.10   Other Requirements Applicable to Contribution Percentage....26

Article 6       The Trust Fund..............................................27
         6.1    Trust Agreement.............................................27
         6.2    Investment Funds............................................27

         6.3    Valuation of Investment Funds...............................27
         6.4    Responsibility for Investment Results.......................27

Article 7       Participants' Accounts......................................28
         7.1    Accounts....................................................28
         7.2    Statement of Account........................................29
         7.3    Investment Elections........................................29
         7.4    Change in Investment Elections..............................29

Article 8       Vesting.....................................................30
         8.1    100% Vesting in Compensation Reduction Contribution,
                Basic Contribution and Voluntary Contribution Accounts......30
         8.2    Vesting in Incentive Contribution, Matching Employer
                Contribution and Profit Sharing Accounts....................30
         8.3    Forfeiture and Repayment....................................32
         8.4    Payment of Account..........................................32
         8.5    Deferral of Payment.........................................32

Article 9       Payment of Benefits.........................................34
         9.1    Payment of Benefits.........................................34
         9.2    Forms of Payment............................................34
         9.3    Payment Upon Death..........................................35
         9.4    Designation of Beneficiary..................................35
         9.5    Spousal Consent.............................................35
         9.6    Direct Rollovers............................................36
         9.7    Mandated Distributions......................................36
         9.8    Latest Payment Date.........................................36

Article 10      Distribution of Excess Deferral Amounts, Excess
                Contributions and Aggregate Excess Contributions............38
         10.1   Excess Deferral Amounts.....................................38
         10.2   Excess Contributions........................................38
         10.3   Excess Aggregate Contributions..............................39

Article 11      Administration of the Plan..................................41
         11.1   Named Fiduciary.............................................41
         11.2   Selection of Secretary......................................41
         11.3   Majority is Quorum..........................................41
         11.4   Powers of the Committee.....................................41
         11.5   Appointment of Trustee......................................42
         11.6   Employment of Professionals.................................43
         11.7   Appointment of Investment Manager...........................43
         11.8   Reliance on Professional Counselors.........................43
         11.9   Payment of Expenses.........................................43
         11.10  Special Investment Arrangements.............................43
         11.11  Disbursement of Assets......................................44

         11.12  Authorization of Agents.....................................44
         11.13  No Compensation.............................................44

Article 12      Amendment or Discontinuance of the Plan.....................45
         12.1   Right to Amend and Terminate................................45
         12.2   Exclusive Benefit...........................................45
         12.3   Right to Terminate..........................................45
         12.4   Right to Discontinue........................................46
         12.5   Continuation of Plan........................................46
         12.6   Vesting Upon Termination....................................46
         12.7   Merger, Consolidation or Transfer...........................46
         12.8   Distribution Upon Sale of Assets............................46
         12.9   Distribution Upon Sale of Subsidiary........................47

Article 13      Loans While Employed........................................48
         13.1   Overall Limitations.........................................48
         13.2   Special Loan Fund...........................................48
         13.3   Collateral..................................................49
         13.4   Payment of Interest.........................................49
         13.5   Repayment of Loan...........................................49
         13.6   Investment of Loan Repayments...............................50
         13.7   Loan Due and Payable........................................50
         13.8   Availability of Loans.......................................50
         13.9   Loan Payments...............................................50
         13.10  Loan Default................................................51

Article 14      Top-Heavy Provisions........................................52
         14.1   Top-Heavy Plan..............................................52
         14.2   Top-Heavy Definitions.......................................53
         14.3   Minimum Benefit.............................................54
         14.4   Top-Heavy Benefit Restrictions..............................54

Article 15      Qualified Domestic Relations Orders.........................56
         15.1   Terms of a QDRO.............................................56
         15.2   QDRO Definitions............................................56
         15.3   Payments Prior to Separation from Employment................57
         15.4   Treatment of Former Spouse..................................57
         15.5   Notification of Receipt of Order............................58
         15.6   Separate Accounting.........................................58

Article 16      Withdrawals While Employed..................................59
         16.1   Withdrawal From Voluntary Contribution Account..............59
         16.2   Withdrawal for Hardship.....................................59
         16.3   Withdrawal While Less Than 100% Vested......................60
         16.4   Withdrawal After Age 59 1/2.................................60
         16.5   No Distribution From Collateral.............................60
         16.6   Other Rules.................................................60

Article 17      Rollover Contributions......................................61
         17.1   Rollover Contributions......................................61
         17.2   Rollover from IRA...........................................61
         17.3   Treatment as a Participant..................................62
         17.4   Mistaken Rollover...........................................62
         17.5   Investment of Rollover Contribution Account.................62

Article 18      General Provisions..........................................63
         18.1   Not a Contract of Employment................................63
         18.2   No Alienation of Benefits...................................63
         18.3   Incapacity..................................................64
         18.4   Sole Source of Benefits.....................................64
         18.5   Unlocatable Payee...........................................64
         18.6   Service in More Than One Capacity...........................64
         18.7   Applicable Law..............................................64

Article 19      Special Effective Dates.....................................65
         19.1   General Effective Date......................................65
         19.2   Special Effective Dates.....................................65

                                   Preamble

The Toronto-Dominion Bank hereby amends and restates "The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan" (the "Plan") with such restatement of the Plan to be effective as of January 1, 2000, unless stated otherwise. The Plan is an amendment, restatement and continuation of "The Toronto Dominion Bank, U.S.A. Division, 401(k) Employee Retirement Savings Plan" (the "Prior Plan"), as amended and in effect immediately prior to January 1, 2000.

The Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time, and the trust established in connection therewith is intended to be a qualified trust and exempt from taxation under Section 501(a) of such Code.

This Plan is intended to be a profit-sharing plan which permits salary deferral contributions as provided by Section 401(k) of such Code.

                                   Article 1

                                  Definitions







The following words and phrases as used herein shall have the following meanings, unless a different meaning, is plainly required by the context.

1.1   Account

      "Account" means a Participant's share of the Trust Fund determined pursuant to Article 6 and Article 7. A Participant's Account shall be comprised of the sub-Accounts established pursuant to Section 7.1.

1.2   Accrued Benefit

      "Accrued Benefit" means the current value of a Participant's Account.

1.3   Actual Deferral Percentage

      "Actual Deferral Percentage" means the ratio (expressed as a percentage), of Compensation Reduction Contributions made on behalf of the Participant for the Plan Year to the Participant's Compensation while a Plan Participant in such Plan Year.

1.4   Adjustment Factor

      "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for Plan Years beginning after December 31st 1987, and under
      Section 401(a)(17)(B) for Plan Years beginning after December 31, 1993, as applied to such items and in such manner as the Secretary shall provide.

1.5   Administrator

      "Administrator" means the Plan's administrator referred to in Article 11.

1.6   Affiliated Employer

      "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

1.7   Average Actual Deferral Percentage

      "Average Actual Deferral Percentage" means the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group.

1.8   Bank

      "Bank" means The Toronto-Dominion Bank.

1.9   Code

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.10  Committee

      "Committee" means the Retirement Savings Plan Committee referred to as "Committee" in Article 11, and elsewhere in this Plan.

1.11  Compensation

      "Compensation" means all of each Participant's compensation as defined in Section 415(c)(3) of the Code. Notwithstanding the previous sentence, Compensation shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of an Employee under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code.

      Compensation shall include only that compensation which is actually paid to the Participant during, the applicable period. Except as provided elsewhere in the Plan, the applicable period shall be the Plan Year.

      Effective for Plan Years beginning after December 31, 1988, annual Compensation of each Participant taken into account under the Plan for the Plan Year shall not exceed $200,000 as adjusted by the Adjustment Factor ("Compensation Limit"), except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. The Compensation Limit for a Plan Year shall be the Compensation Limit in effect on January 1 with or preceding such Plan Year. Effective for Plan Years beginning after December 31, 1993, annual Compensation for each Participant taken into account for the plan year shall not exceed $150,000 as adjusted by the Adjustment Factor.

      Effective for Plan Years beginning on and after January 1, 1997, the rules requiring the aggregation of family members of certain Participants and the earnings of family members of certain Participants for certain purposes under the Plan shall cease to apply.

      For purposes of Section 4.2, Section 4.5 and Section 5.1(b), Compensation shall include the amount of the Employee's basic salary or remuneration from the Employer without regard to his Compensation Reduction Election and exclude overtime, bonuses, commissions, severance, imputed income from group term life insurance, reimbursed moving expenses that are not taxable to the Employee, non-taxable business expense reimbursements, de minimis payments or awards which are not taxable to the Employee, or amounts paid by third parties such as insured short term disability, long term disability or worker's compensation payments, and all other forms of extra compensation.

      If a Participant transfers employment to an Affiliated Employer that has not adopted the Plan, compensation earned after the date of transfer shall not be included in such Participant's Compensation for purposes of the allocation under Section 5.1(b).

      In addition, effective for Plan Years beginning on and after January 1, 1999, the Compensation Limit shall be reduced for a Plan Year by the amount of any compensation recognized for such Plan Year for benefit accrual purposes under any other tax-qualified profit sharing plan sponsored by an Affiliated Employer.

1.12  Computation Period

      "Computation Period" means the twelve (12) month period beginning on the Employee's Employment Commencement Date (or Reemployment Commencement
      Date) and each anniversary thereof.

1.13  Direct Rollover

      "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee. The foregoing definition shall be effective for Plan Years beginning after December 31, 1992.

1.14  Disabled

      "Disabled" means, effective December 31, 1998, the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or which can be expected to last for a continuous period of not less than 12 months. A Participant shall be deemed to be Disabled only if the Participant is determined to be disabled by the Social Security Administration or submits such evidence of being Disabled as is acceptable to the Committee.

1.15  Distributee

      "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse or former spouse who is an Alternate Payee under a Qualified Domestic Relations Order, as such terms are defined in Section 15.2, are Distributees with regard to the interest of the surviving spouse or former spouse. The foregoing definition shall be effective for Plan Years beginning after December 31, 1992.

1.16  Effective Date

      "Effective Date" of this amended and restated Plan means, except as hereinafer provided, January 1, 2000. Notwithstanding the foregoing, it is the intent of the Bank in adopting this restated Plan that any provision of the Plan which must be retroactively effective as of a date (a "Remedial Amendment Date") earlier than January 1, 2000 for the Plan to continue to be tax-qualified under Section 401(a) of the Code shall be effective as of such Remedial Amendment Date. See Article 19 for special effective date rules.

      Except as may be otherwise specifically provided in the Plan or as required by law, Participants who retired on a Retirement Date or who terminated their employment with the Bank and each subsidiary or affiliated company prior to the Effective Date or to the effective date of any Plan provision, shall look solely to the Prior Plan or Predecessor Plan, as applicable, for their benefits, if any, payable in accordance with the applicable provisions of such Prior Plan or Predecessor Plan.

1.17  Eligible Retirement Plan

      "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts a Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity only. The foregoing definition shall be effective for Plan Years beginning after December 31, 1992.

1.18  Eligible Rolover Distribution

      "Eligible Rollover Distribution" means any distribution from a plan qualified under Section 401(a) of the Code made on or after January 1, 1993 of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

      (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more;

      (ii)  any distribution to the extent such distribution is required under
            Section 401(a)(9) of the Code; and

      (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

      Pursuant to Internal Revenue Service Notice 99-5, a hardship distribution (as described in Section 401(k)(2)(B)(iv) of the Code) of Compensation Reduction Contributions, qualified nonelective contributions and qualified matching contributions shall be treated as an eligible rollover distribution for the Plan Year beginning January 1, 1999 and all prior Plan Years, but not for Plan Years beginning after December 31, 1999.

1.19  Employee

      "Employee" means an employee of an Employer other than an employee whose job is classified by the Employer as an intern or as a contract employee.

      In addition, notwithstanding any other provision of this Plan, an individual shall not be considered to be an Employee eligible to participate in this Plan unless he or she is paid as an employee on the payroll of the Employer at the time such individual's services are rendered to the Employer, has federal income tax withheld by the Employer and receives a Form W-2 from the Employer. In particular, but without limitation the following classes of individuals (as designated by the Employer) shall not be considered eligible to participate: temporary agency hires, independent contractors, or consultants, including any individuals who are designated by the Employer (at the time such individuals are performing service for the Employer) as any of the foregoing on the records of the Employer or in agreements with the Employer and regardless of whether any such individual is determined to be a common law employee by the Internal Revenue Service, a court or other regulatory authority.

1.20  Employer

      "Employer" means (i) the Bank and (ii) any subsidiary of affiliated business entity which, with the approval of the Bank and subject to such conditions as the Bank may impose, adopts this Plan and any successor or successors of any of them.

      In determining Hours of Service and service for eligibility and vesting purposes, the term "Employer" shall include any Affiliated Employer.

      Solely for purposes of computing the eligibility and vesting service of an Employee who was employed by Waterhouse Investor Services, Inc. on October 15, 1996 (the "Closing Date") and who subsequently transfers employment to the Bank, Waterhouse Investor Services, Inc. shall be deemed to be an "Employer" with respect to the Employee's period of employment rendered prior to the Closing Date.

1.21  Employment Commencement Date

      "Employment Commencement Date" means the first day as of which an Employee is credited with an Hour of Service.

1.22  ERISA

      "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23  Highly Compensated Employee

      "Highly Compensated Employee" shall mean any Employee who performs service for the Company or an Affiliated Company during the determination year and who, during the look-back year received compensation (as defined in Code Section 414(q)(4)) from the Company or an Affiliated Company in excess of $80,000, as adjusted under Code Section 414(q)(1). The term Highly Compensated Employee also includes Employees who are 5 percent owners, as defined under Code
      Section 414(q)(2), at any time during the look-back year or determination year.

      For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

1.24  Hour of Service

      "Hour of Service" means:

      a. Each hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for an Employer; these hours shall be credited to the computation period in which the duties are performed, and

      b. Each hour for which an Employee is directly or indirectly entitled to payment on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; except that

            1) not more than five hundred and one (501) Hours of Service shall be credited on account of any single continuous period during which an Employee performs no duties, whether or not such period occurs in a single computation period; and

            2) Hours of Service shall not be credited on account of a payment made or due:

                  A) under a plan maintained solely for the purpose of complying with applicable Workers' Compensation, unemployment or disability insurance law, or

                  B) solely to reimburse an Employee for medical or medically-related expenses;

                        (hours credited under this Paragraph (B) shall be credited to the computation period in which the period during which no duties were performed occurred); and

                  C) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; these hours shall be credited to the computation period(s) to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, however, that the limits under Paragraph (B) above are applicable and that an Employee shall not be entitled to additional Hours of Service under this Paragraph (C) for the same Hours of Service credited under Paragraph
                        (A) or (B) above.

      In the case of Hours of Service to be credited to an Employee in connection with a period of no more than thirty-one (31) days which extends beyond one computation period, all such Hours of Service may be credited to the first such computation period of the second such computation period in a manner applied consistently with respect to all such Employees.

      Effective January 1, 1997, Hours of Service for Part-time Employees for whom records of hours worked are required by law to be kept by the Employer shall be determined from the records of hours worked or hours for which payment is made or owing. Hours of Service for exempt Part-time Employees for whom records of hours worked are not required by law to be kept by the Employer shall be determined on the assumption that each such Employee has completed ten (10) Hours of Service for each day that he is required to be credited with at least one (1) Hour of Service. Hours of Service for Employees other than Part-time Employees shall be determined on the assumption that each Employee has completed forty-five (45) Hours of Service during each week that he would be required to be credited with at least one (1) Hour of Service during such week.

      In determining Hours of Service for the purposes of determining whether an Employee has incurred a One-Year Break In Service, if such Employee is absent from employment because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or the need to care for such Employee's child during the period immediately following such child's birth or placement, then the following hours shall be considered as Hours of Service for purposes of this Section.

      a. The Hours of Service which otherwise would normally have been credited to such Employee but for such absence, or

      b. In any case in which the Committee is unable to determine the number of hours described in the foregoing clause a., eight (8) Hours of Service per day of absence, provided that no more than five hundred and one (501) Hours of Service need be credited under this paragraph to an Employee because of such pregnancy or placement.

      The Hours of Service described in the foregoing paragraph shall be treated as Hours of Service only in the computation period in which the absence from employment begins, if an Employee would be prevented from incurring a One-Year Break in Service in such year solely because the period of absence is considered as Hours of Service under subsection a. or b. of the foregoing paragraph. In any other case, such Hours of Service shall be considered as Hours of Service in the immediately following computation period.

      Hours of Service shall not be credited to an Employee on account of pregnancy or placement as herein above provided, unless such Employee furnishes to the Committee such timely information as the Committee may require to establish that the absence from employment is for the reasons described above and to establish the number of days for which there was such an absence.

      Hours of Service shall be credited for a leave of absence that qualifies as FMLA leave under the Family and Medical Leave Act to the extent required under such Act.

      For purposes of determining an Employee's Years of Service, an Hour of Service shall also include an Hour of Service with a Company heretofore or hereafter merged or consolidated or otherwise absorbed by an Employer, or all or a substantial part of the assets or business of which have been or shall be acquired by an employer (hereafter, "Predecessor Company"):

      a. if the Employer continues to maintain an employee benefit pension plan of such Predecessor Company; or

      b. if, and to the extent, such employment with the Predecessor Company is required to be treated as employment with the Employer under regulations prescribed by the Secretary of the Treasury; or

      c. if, and to the extent granted by, the Employer in its sole discretion effected on a nondiscriminatory basis as to all persons similarly situated.

1.25  Leased Employee

      "Leased Employee" means an individual who is treated as an Employee of an Employer solely by reason of Section 414(n) of the Code.

1.26  Married Participant

      "Married Participant" means a Participant who is lawfully married to the same spouse for at least one (1) year on the date Plan benefits are payable.

1.27  Non-Highly Compensated Employee

      "Non-Highly Compensated Employee" means an Employee of an Employer who is not a Highly Compensated Employee.

1.28  Normal Retirement Date

      "Normal Retirement Date" means the date specified in Section 3.1.

1.29  One-Year Break in Service

      "One-Year Break in Service" means a Vesting Computation Period in which an Employee is credited with no Hours of Service.

1.30  Part-time Employee

      "Part-time Employee" means an Employee designated as a Part-time Employee by the Employer under its standard human resources practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated.

1.31  Participant

      "Participant" means an Employee who becomes a Participant pursuant to
      Article 2 and who continues to be entitled to any benefits under the Plan.

1.32  Participant Computation Period

      "Participant Computation Period" means the first day as of which a Participant elected to make Compensation Reduction Contributions pursuant to the terms of the Plan or a predecessor thereto and each anniversary thereof.

1.33  Plan

      "Plan" means The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan as herein set forth and as it may hereafter be amended from time to time.

1.34  Plan Year

      "Plan Year" means, effective as of January 1, 1989, the calendar year. The Plan Year for periods beginning prior to January 1, 1989 shall be the fiscal year beginning each November 1 and ending each October 31; provided, however, that the Plan Year beginning on October 31, 1988 shall end on December 31, 1988.

1.35  Postponed Retirement Date

      "Postponed Retirement Date" means the date specified in Section 3.2.

1.36  Predecessor Plan

      "Predecessor Plan" means "The Toronto-Dominion Bank, U.S.A. Division Employees Thrift Plan."

1.37  Prior Plan

      "Prior Plan" means "The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan" as amended and in effect immediately preceding the Effective Date.

1.38  Prior Plan Year Average Actual Deferral Percentage

      "Prior Plan Year Average Actual Deferral Percentage" means the Average Actual Deferral Percentage of Non-Highly Compensated Employees calculated for the Plan Year ending immediately prior to the applicable Plan Year and without regard to whether such persons continue to be Non-Highly Compensated Employees or Participants in the applicable Plan Year.

1.39  Prior Plan Year Average Contribution Percentage

      "Prior Plan Year Average Contribution Percentage" means the Average Contribution Percentage of Non-Highly Compensated Employees calculated for the Plan Year ending immediately prior to the applicable Plan Year and without regard to whether such persons continue to be Non-Highly Compensated Employees or Participants in the applicable Plan Year.

1.40  Reemployment Commencement Date

      "Reemployment Commencement Date" means the first day as of which a reemployed Employee is credited with an Hour of Service after a Computation Period in which an Employee incurs a One-Year Break in Service following a Computation Period in which an Employee is credited with one (1) or more Hours of Service.

1.41  Trust Agreement

      "Trust Agreement" means that trust agreement between the Bank and the Trustees, established for the purpose of funding benefits under the Plan, or any successor trust agreement or agreements.

1.42  Trustees

      "Trustees" mean the trustees acting as such pursuant to the Trust Agreement, or any successor or successors.

1.43  Trust Fund

      "Trust Fund" means all such money or other property which is held by the Trustees, pursuant to the terms of the Trust Agreement.

1.44  USERRA

      "USERRA" means the Uniformed Services Employment and Reemployment Rights Act, as amended from time to time.

1.45  Valuation Date

      "Valuation Date" means the last business day of June and December. Effective January 1, 1992, Valuation Date means the last day of the Plan Year, and any other date designated by the Committee in its sole discretion on which date the fair market value of Trust assets shall be determined. The designation of any date by the Committee for valuation purposes shall not change the Valuation Date from the last day of the Plan Year and shall be in addition to such date.

1.46  Vesting Computation Period

      "Vesting Computation Period" means the Plan Year for an Employee who participated in the Predecessor Plan as of its effective date and for all other Employees, a Computation Period as deemed in Section 1.12.

      Notwithstanding the foregoing, the Plan Year shall be the Vesting Computation Period for purposes of computing Years of Service which are applied to the 3-year cliff vesting schedule set forth in Section 8.2.

1.47  Year of Participation

      "Year of Participation" means a Participation Computation Period in which an Employee is credited with one thousand (1,000) or more Hours of Service.

      In addition, the Committee may, under rules applied in a uniform and non-discriminatory manner as to all persons similarly situated, grant credit for participation in another Employer-sponsored savings plan.

1.48  Year of Service

      "Year of Service" means, a Vesting Computation Period in which an Employee is credited with one thousand (1,000) or more Hours of Service, excluding:

      a. Any period of employment prior to the effective date of the Predecessor Plan, and

      b. Any period of employment during which the Employee was eligible to participate in the Predecessor Plan, but failed to make the contributions required thereunder.

      Service with a company acquired by Waterhouse Investor Services, Inc. and listed in the table below (an "Acquired Company") shall be credited as employment for vesting purposes, under the rules provided above, as if the Acquired Company were an adopting Employer with respect to each Employee who was employed by the Acquired Company on the date of its acquisition by Waterhouse Investor Services, Inc.

                       Acquired Company                  Acquisition Date
                       ----------------                  ----------------

                 Kennedy Cabot & Co.                     November 7, 1997
                 Jack White and Company                  May 29, 1998
                 Marketware International, Inc.          June 22, 1999

                                   Article 2

                                 Participation


2.1   Plan Entry Date

      Each Employee who was a Participant in the Plan immediately prior to the Effective Date of the amendment and restatement of the Plan shall be a Participant in the Plan on the Effective Date.

      Subject to Section 2.2, each other Employee shall become a Participant in the Plan as of the later of the Participation Commencement Date or the Effective Date. Compensation Reduction Contributions shall be made on behalf of a Participant in accordance with Section 4.5 when such Participant's Compensation Reduction Election becomes effective.

      "Participation Commencement Date" shall mean the later of the first day of the month following the attainment of age twenty-one (21), or the first day of the month following the completion of ninety (90) days of employment with an Employer.

      Except as provided in Section 2.2, an Employee shall not become a Participant if the Employee is (i) a Leased Employee, (ii) a member of a collective bargaining unit covered under a collective bargaining agreement unless such agreement provides for coverage of such bargaining unit members in the Plan, or (iii) not employed by an Employer at a location in the United States of America.

      Service with a company acquired by the Bank or Waterhouse Investor Services, Inc. and listed in the table below (an "Acquired Company") shall be credited as employment for eligibility purposes as if the Acquired Company were an adopting Employer with respect to each Employee (each salaried Employee with respect to Lancaster Financial Corporation and Gateway Capital Investment Group, Inc.) who was employed by the Acquired Company on the date of its acquisition by the Bank or Waterhouse Investor Services, Inc.

                       Acquired Company                     Acquisition Date
                       ----------------                     ----------------

                 Lancaster Financial Corporation            March 31, 1995
                 Gateway Capital Investment Group, Inc.     February 25, 1996
                 Kennedy Cabot & Co.                        November 7, 1997
                 Jack White and Company                     May 29, 1998
                 Marketware International, Inc.             June 22, 1999

2.2   Employment in Ineligible Status

      a. If an Employee is ineligible to participate by reason of employment by the Bank at a location outside the United States of America but subsequently changes to eligible status, such Employee shall become a Participant on the later of the first of the month following change in status or the date determined under Section 2.1.

      b. Except as provided herein, a Participant who changes status by transferring to a foreign location of an Employer shall be suspended from further participation in the Plan for purposes of
            Article 4 and Article 5.

            Notwithstanding the foregoing, a Participant who is working as an Employee of an Employer at a location outside of the United States of America shall continue to participate in the Plan for purposes of Article 4 and Article 5 if the Participant's foreign assignment is temporary and either:

            1)    in a location other than Canada; or

            2) a consequence of his participation in a designated Bank training program.

      c. Notwithstanding the foregoing, the Committee shall permit Leased Employees to become Participants of the Plan in the event that the Committee determines that their participation is required to maintain the qualified status of the Plan.

2.3   Reentry of Former Participant

            A former Participant who is reemployed in a class of Employees otherwise eligible to participate in the Plan in accordance with
            Section 2.1 shall become a Participant immediately and shall be eligible to make Compensation Reduction Contributions as soon as administratively practicable after the Employee files a new Compensation Reduction Election.

                                   Article 3

                                Retirement Date


3.1   Normal Retirement Date

      A Participant's Normal Retirement Date shall be the first day of the month coincident with or next following such person's Normal Retirement Age. A Participant's Normal Retirement Age shall be the attainment of such person's sixty-fifth (65th) birthday. Upon attainment of such person's Normal Retirement Age while in the active service of the Employer, the Participant shall have a one hundred percent (100%) non-forfeitable interest in such person's Account.

3.2   Postponed Retirement Date

      A Participant may continue to participate in the Plan if the Participant continues in the employment of the Employer beyond such person's Normal Retirement Date. The first day of any month coincident with or subsequent to a Participant's termination of employment after such person's Normal Retirement Date shall be known as such person's Postponed Retirement Date.

3.3   Retirement Date

      A Participant's Retirement Date shall be such person's date of actual retirement which may be such person's Normal or Postponed Retirement Date, whichever is applicable to such person pursuant to the foregoing Sections of this Article 3.

                                   Article 4

                     Compensation Reduction Contributions


4.1   Types of Contributions

      Contributions to the Plan shall consist of the following:

      a. "Compensation Reduction Contributions" which shall be any contributions made by an Employer in accordance with the provisions of this Article 4, to a Participant's Account pursuant to a compensation reduction agreement elected by a Participant,

      b. "Matching Employer Contributions" which shall be any contributions made by an Employer to a Participant's Account in accordance with
            Section 5.1(a), and

      c. "Profit Sharing Contributions" which shall be any contributions made by an Employer and allocated to a Participant's Account in accordance with Section 5.1(b).

4.2   Compensation Reduction Contributions

      Each Participant is eligible to elect to reduce such person's Compensation through regular payroll deductions and to have such person's Employer make a Compensation Reduction Contribution, equal to the amount of such payroll deduction, to such person's Account. Subject to the provisions of Section 4.4 and Section 5.3, the Compensation Reduction Contribution may be any whole percentage of a Participant's Compensation which is not less than 1% nor greater than 6% of the Participant's Compensation. Effective January 1, 1999, each Participant may elect a Compensation Reduction Contribution which is not less than 1% nor more than 10%, in whole or fractional percentages as elected by the Participant, of the Participant's Compensation.

      Notwithstanding the foregoing, no Participant shall be permitted to make Compensation Reduction Contributions under this Plan, and all other qualified plans maintained by the Employer during the taxable year, in excess of the dollar limitation of Section 402(g) of the Code in effect at the beginning of the taxable year.

4.3   Deferral Percentage Limitation

      At such intervals as it shall deem proper, the Committee shall review each Participant's Compensation Reduction Election provided for in
      Section 4.5 in order to determine that the Compensation Reduction Contributions with respect to all Participants satisfy one of the following tests:

      a. The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

      b. The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees multiplied by 2, provided that the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

      c. To the extent permitted by regulations or other Internal Revenue Service rulings of general applicability, the Bank may elect that the tests described in Paragraph (a) and Paragraph (b) above shall be applied by substituting "Prior Plan Year Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees" for "Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees" where such term appears therein. Any such election shall be reflected in an amendment to the Plan.

4.4   Failure to Satisfy Deferral Percentage Test

      In the event the Committee determines that neither one of the tests set forth in Section 4.3 is satisfied at the time of its review hereunder, it may require that one or more Participants adjust their Compensation Reduction Election for the next and subsequent payroll periods, in order that the test set forth in Section 4.3(a) or (b), above, is thereafter satisfied. In addition, the provisions of Article 10 shall be put into effect by the Committee if, at the end of the Plan Year, a test in (a) or (b) above is not satisfied or if the dollar limitation of Section 4.2 has been violated.

      However, if, at the end of the Plan Year, a test in (a) or (b) above is not satisfied, in lieu of making the distributions set forth in Article 10, the Employer may make qualified nonelective contributions (as defined in Section 401(m)(4)(c) of the Code) within 12 months after the close of the Plan Year and allocate such contributions to some or all Participants who are Non-Highly Compensated Employees as of the end of the Plan Year to which such contributions relate in order to satisfy the test in (a) or (b) above.

4.5   Compensation Reduction Elections

      Each Employee who becomes eligible to participate in the Plan shall deliver to the Administrator a written notice (the "Compensation Reduction Election"), in a form to be prescribed by the Committee, directing such person's Employer to reduce his Compensation within the limits set forth in Section 4.2. Such election shall become effective as of a date subsequent to its delivery to the Administrator. If an Employee fails to deliver a Compensation Reduction Election upon becoming eligible to participate in the Plan, he may thereafter complete and deliver a Compensation Reduction Election to be effective the next following January 1st or July 1st. Effective January 1, 1992, the Employee may complete and deliver a Compensation Reduction Election to be effective on the first day of any month following such delivery as soon as administratively practicable for the Administrator to process such Compensation Reduction Election by the requested effective date.

4.6   Change to Compensation Reduction Elections

      By delivering to the Committee a new Compensation Reduction Election, a Participant may increase or decrease the Participant's Compensation Reduction Contribution (within the limits set forth in Section 4.2), effective as of a January 1st or July 1st provided that such Compensation Reduction Election is filed with the Committee at least thirty (30) days prior to the date as of which it is to be effective. Effective January 1, 1992, a Participant's new Compensation Reduction Election shall be effective no sooner than the first day of the seventh month following the effective date of the prior Compensation Reduction Election. Effective January 1, 1993, a Participant's new Compensation Reduction Election shall be effective on the first day of the month after the expiration of a thirty (30) day period following its delivery to the Administrator.

4.7   Termination of Compensation Reduction Election

      By delivering to the Committee a written direction, in a form prescribed by the Committee, a Participant may terminate such person's then current Compensation Reduction Election effective as soon as administratively possible after the form is filed with the Committee. Upon such termination, the Participant may not execute a new Compensation Reduction Election to be effective prior to the completion of a ninety
      (90) day period of suspension commencing on the date such person's Compensation Reduction Contributions are terminated.

      Effective January 1, 1992, a Participant may cease Contribution Reduction Contributions effective as soon as administratively possible provided the Participant delivers written notice, in a form prescribed by the Committee, to the Administrator. Such Participant may subsequently complete and deliver a new Compensation Reduction Election but it shall not become effective prior to the first of the month following the expiration of a six (6) month period commencing, with the termination of his previous Compensation Reduction Election.

4.8   Transmittal of Compensation Reduction Contributions

      The Administrator shall forward all Compensation Reduction Contributions to the Trustee for investment in the Trust Fund as soon as administratively practicable after such contributions have been made pursuant to Section 4.2, but in no event shall such contributions be forwarded later than the 15th business day of the month following the calendar month in which such amounts would otherwise have been payable to the Participant in cash (except as otherwise permitted by Department of Labor regulations).

4.9   Special Testing Rules

      a. For purposes of this Article 4, the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Compensation Reduction Contributions allocated to such person's account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Compensation Reduction Contributions were made under a single arrangement.

      b. For purposes of determining the Actual Deferral Percentage tests described in Section 4.3, Participants shall include "eligible employees" as defined in Treasury Regulation Section
            1.401(k)-(g)(3)(i).

      c. The determination and treatment of the Compensation Reduction Contributions, and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.10  Uniformed Services Employment and Reemployment Rights Act

      Notwithstanding any provision of this Plan to the contrary, effective on and after December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code and USERRA.

                                   Article 5

       Matching Employer Contributions and Profit Sharing Contributions


5.1   Matching Employer Contributions and Profit Sharing Contributions

      a. With respect to each payroll period, the Employer shall contribute Matching Employer Contributions to the Accounts of Participants who made Compensation Reduction Contributions in such payroll period, subject to the limitations stated hereinafter. The Matching Employer Contributions shall be equal to fifty percent (50%) of the Participant's Compensation Reduction Contributions made in such payroll period not in excess of six percent (6%) of the Participant's Compensation in such payroll period and provided further that the maximum Matching Employer Contribution allocated to a Participant's Account for a Plan Year shall not exceed $3,500. Notwithstanding the foregoing, effective with respect to payroll periods beginning on or after January 1, 2002, the Matching Employer Contributions shall be equal to fifty percent (50%) of the Participant's Compensation Reduction Contribution made in such payroll period not in excess of six percent (6%) of the Participant's Compensation in such payroll period.

      b.    The Employer shall make Profit Sharing Contributions as follows:

            1) With respect to each Plan Year, the Employer shall make a Profit Sharing Contribution in an amount which, together with forfeitures to be allocated for such Plan Year pursuant to Section 8.3, equals the amount to be allocated pursuant to Section 5.1(b)(3) to each Participant eligible to share in such allocation pursuant to Section 5.1(b)(2). However, in no event shall the contribution exceed the amount which, after making the allocations under Section 5.1(b)(3), would result in a Participant's annual addition exceeding the limitations of Section 5.3. The Employer's contribution is intended to be a contribution to a profit sharing plan which is qualified under Section 401(a) of the Code.

            2) A Participant shall share in the allocation of the Employer's contribution for a Plan Year and any forfeitures which are reallocated in lieu of the Employer's contribution for such Plan Year under Section 8.3 only if the Participant is employed by an Employer on the last day of such Plan Year or is an Employee of an Affiliated Employer (that has not adopted the Plan) on the last day of such Plan Year to which the Participant transferred employment from the Employer in such Plan Year.

            3)    Subject to Section 5.3, the Employer contribution under
                  Section 5.1(b)(1) and the forfeitures resulting from the operation of Article 8 in the Plan Year shall be allocated to the Profit Sharing Account of each Participant eligible to share under Section 5.1(b)(2) in an amount equal to three percent (3%) of the Compensation paid to each such Participant in said Plan Year while a Participant in said Plan Year; provided, however, that in no event shall the amount of Profit Sharing Contributions and reallocated forfeitures allocated to a Participant's Profit Sharing Account in a Plan Year exceed $3,500. Notwithstanding the foregoing, effective December 31, 2001, but subject to Section 5.3, the Employer contribution under
                  Section 5.1(b)(1) and the forfeitures resulting from the operation of Article 8 in the Plan Year shall be allocated to the Profit Sharing Account of each Participant eligible to share under Section 5.1(b)(2) in an amount equal to three percent (3%) of the Compensation paid to each such Participant in said Plan Year while a Participant in said Plan Year.

5.2   Transmittal of Employer Contributions

      The Employer shall forward Matching Employer Contributions and Profit Sharing Contributions to the Trustee for investment in the Trust Fund when the Employer shall determine, but not later than the last day of the period provided by the applicable provisions of the Code and related regulations.

5.3   Annual Addition Limitation

      In no event, however, shall the Annual Addition allocated to any Participant's Account in any Plan Year exceed the lesser of:

      a. Twenty-five percent (25%) of the Participant's Compensation for the Limitation Year, and

      b. $30,000 (as adjusted under Section 415(d) of the Code) for the Limitation Year.

            The compensation limitation referred to in Section 5.3(a) above shall not apply to:

            1)    Any contribution of medical benefits (within the meaning of
                  Section 419(A)(f)(2) of the Code, after separation from service which is otherwise treated as an Annual Addition, or

            2)    Any amount otherwise treated as an Annual Addition under
                  Section 415(l)(1) of the Code.

      If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of Compensation Reduction Contributions that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances that the Commissioner finds justifies this method of correction, the Annual Addition for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts, including attributable earnings, shall not be deemed an Annual Addition in that Limitation Year. Such excess Annual Additions shall first be corrected by distributing Compensation Reduction Contributions and attributable earnings to the Participant and then, if necessary, by withholding or taking contributions other than Compensation Reduction Contributions (and attributable earnings) from the Participant's Account and holding them in a suspense account to be used to reduce future contributions made pursuant to Section 4.2 or Section 5.1 for all Participants in the next or succeeding Limitation Years, as necessary.

      "Annual Addition" shall mean the sum of:

      a.    Compensation Reduction Contributions made pursuant to Section
            4.1(a);

      b.    Matching Employer Contributions made pursuant to Section 4.1(b);

      c.    Profit Sharing Contributions made pursuant to Section 4.1(c);

      d. Amounts described in Section 415(l)(1) and 419(A)(d)(2) of the Code; and

      e.    Forfeitures.

      For Plan Years beginning prior to November 1, 1987, "Annual Addition" shall be determined in accordance with Section 415 of the Internal Revenue Code of 1954 as in effect for such Plan Year.

      "Compensation" shall have the meaning, set forth in Treasury Regulation
      Section 1.415-2(d)(1), exclusive of amounts listed in Treasury Regulation Section 1.415-2(d)(2). Thus, such compensation includes any and all income recognized upon the exercise of a stock appreciation right granted by an Employer. Compensation for this purpose also includes all income recognized as a result of an election under Section 83(b) of the Code, including such income arising upon and at the time of the transfer of shares pursuant to the exercise of a stock option granted by the Employer or arising upon and at the time of a grant of restricted Employer stock.

      Compensation for this purpose shall not include any amounts which are not included in a Participant's gross income for federal tax purposes. Notwithstanding the foregoing, for Limitation Years beginning on or after January 1, 1998, Compensation for purposes of this Section 5.3 shall include elective deferrals as defined in Code Section 402(g)(3); amounts contributed by the Employer at the election of the Employee and not includable in the Employee's income by reason of Code Section 125, and elective contributions not includable in the Employee's income by reason of Code Section 132(a)(5).

      "Limitation Year" shall mean the twelve (12) consecutive month period beginning on the first day of each Plan Year.

      In no event shall a Participant be entitled to receive a benefit in an amount which would cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction (as hereafter defined), to exceed 1.0 for any Limitation Year, the projected annual retirement income benefit under the Employer-sponsored defined benefit plan shall be limited, to the extent necessary, to reduce said Defined Benefit Plan Fraction so that the sum of the two fractions hereunder does not exceed the foregoing 1.0 limitations.

      For purposes of the following paragraph:

      a. The "Defined Benefit Plan Fraction" for any year is a fraction, the numerator of which is the Participant's projected annual retirement income benefit under each Employer-sponsored defined benefit plan, determined as of the end of the Limitation Year, and the denominator of which is the lesser of:

            1) The product of 1.25 multiplied by $90,000 (which dollar amount shall be automatically adjusted effective as of January 1st of each calendar year after 1987 for increases in the cost of living, if any, in accordance with regulations or other pronouncements issued by the Secretary of the Treasury or Commissioner of Internal Revenue, for such calendar year, under the authority granted by Section 415(d) of the Code: or

            2) The product of 1.4 multiplied by one hundred percent (100%) of the Participant's average annual compensation for the three (3) consecutive calendar years during which the Participant received such person's greatest aggregate compensation from the Employer and during which the Participant was a Participant in the Plan.

            The limitations under this Paragraph (1) shall be adjusted for Participants with less than ten (10) "years of service" to the extent provided in Section 415(b)(5) of the Code.

            The limitation under Paragraph (1) shall be adjusted for Participants with a period of participation in the defined benefit plan of less than ten (10) years, to the extent provided in
            Section 415(b)(5) of the Code.

      b. The "Defined Contribution Plan Fraction" for any Limitation Year is a fraction, the numerator of which is the sum of the annual additions to the Participant's account as of the end of the Limitation Year, and the denominator of which is the sum of the lesser of the following amounts, determined for such Limitation Year and for each prior Limitation Year of service with the
            Employer:

            1) The product of 1.25 multiplied by the limitation of Section 415(c)(1)(A) of the Code, as in effect for such Limitation Year; or

            2) The product of 1.4 multiplied by twenty-five percent (25%) of the Participant's Compensation for such Limitation Year.

      c. All defined benefit plans of the Employer (whether or not terminated) are to be treated as one defined benefit plan and all defined contribution plans of the Employer (whether or not terminated) are to be treated as one defined contribution plan.

      Notwithstanding the foregoing provisions of this Section 5.3, the limitations of Code Section 415(e) as reflected in the foregoing provisions of this Section 5.3 shall be null and void for Limitation Years that begin after December 31, 1999 with respect to any Participant who is credited with an Hour of Service on or after January 1, 2000.

      Notwithstanding any other provision of the Plan, this Section 5.3 shall be construed in a manner which is consistent with Section 415 of the Code (which is hereby incorporated herein) and the ruling and regulations issued thereunder.

5.4   Return of Plan Assets

      Except as provided in the following Paragraphs (a) and (b), the assets of the Plan shall never inure to the benefit of an Employer, and shall be held for the exclusive purposes of providing benefits to Participants and/or their beneficiaries, and for defraying the reasonable expenses of administering the Plan.

      a. In the case of an Employer contribution which is made by virtue of a mistake of fact, this Section shall not prohibit the return of such contribution to the Employer within one (1) year after the payment of the contribution.

      b. Employer contributions are conditioned upon their deductibility under Section 404 of the Code or any successor provision thereto. To the extent such deductions are disallowed, this Section shall not prohibit the return to the Employer of such contribution (to the extent disallowed), within one (1) year after such disallowance of the deduction.

5.5   Average Contribution Percentage Test

      At such intervals as it shall deem proper, the Committee shall review the Matching Employer Contributions made for Participants in order to determine that such Matching Employer Contributions, with respect to all Participants, satisfy one of the following tests:

      a. The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

      b. The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by 2, provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

      c. To the extent permitted by applicable regulations or other Internal Revenue Service rulings, the Bank may elect that the tests described in Paragraph (a) and Paragraph (b) above shall be applied by substituting "Prior Plan Year Average Contribution Percentage for Participants who are Non-Highly Compensated Employees" for "Average Contribution Percentage for Participants who are Non-Highly Compensated Employees" where such term appears therein. Any such election shall be reflected in an amendment to the Plan.

      For purposes of performing the Average Contribution Percentage tests described above, Participants shall include "eligible employees" as defined in Treasury Regulation Section 1.401(m)-1(f)(3)(i).

5.6   Definitions for Average Contribution Percentage Testing

      For purpose of this Article 5 and Article 10, the following definitions shall apply:

      a. "Average Contribution Percentage" means the average (expressed as a percentage) of the Contribution Percentages of the Participants in a group.

b. "Contribution Percentage" means the ratio (expressed as a percentage), of the Matching Employer Contributions made under the Plan on behalf of the Participant for the Plan Year to the Participant's Compensation while a Plan Participant in such Plan Year.

      If, at the end of the Plan Year, a test specified in Section 5.5(a) or
      (b) above is not satisfied, Article 10 shall apply unless, in lieu of making the distributions required in Article 10, the Employer may make "qualified nonelective contributions" (as defined in Section 401(m)(4)(c) of the Code) within 12 months after the close of the Plan Year and allocate such contributions to some or all eligible employees who are Non-Highly Compensated Employees as of the end of the Plan Year to which such contributions relate in order to satisfy the test in
      Section 5.5(a) or (b) above.

5.7   Matching Employer Contributions in More Than One Plan

      For purposes of this Article 5, the Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Matching Employer Contributions allocated to such person's Account under two or more plans described in Section 401(a) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Matching Employer Contributions were made under a single plan.

5.8   Aggregation of Plans

      In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Article 5 shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan.

5.9   Aggregate Limit

      Notwithstanding the provisions of Sections 4.3 and 5.5, in no event shall the sum of the Average Actual Deferral Percentage of the group of eligible Highly Compensated Employees and the Average Contribution Percentage of such group, after applying the provisions of Sections 4.3 and 5.5, exceed the "aggregate limit" as such term is defined under regulations prescribed by the Secretary of the Treasury under Section 401(m) of the Code. In the event the aggregate limit is exceeded for any Plan Year, the Average Contribution Percentage of the Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit.

5.10  Other Requirements Applicable to Contribution Percentage

      The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                                   Article 6

                                The Trust Fund


6.1   Trust Agreement

      In order to fund the Plan, the Bank has entered into a Trust Agreement. All payments made pursuant to Article 4 and Article 5 shall be paid to the Trust Fund established under the Trust Agreement. All such payments and increments thereon shall be held and disbursed in accordance with the provisions of the Plan and the Trust Agreement, as each shall be applicable in the circumstances. No person shall have any interest in, or right to, any part of the funds so held in the Trust Fund except as expressly provided in the Plan or Trust Agreement.

6.2   Investment Funds

      The Trust Fund shall be comprised of such separate investment funds as shall be designated by the Committee from time to time. A Participant may elect in writing to have the Committee direct the Trustee to invest and reinvest all of his Accounts, and earnings thereon, on his behalf in any of the investment funds of the Trust Fund, in any combination, and in any whole percentages, provided that the sum of all percentages equal one hundred percent (100%). This election shall be effective, and the Participant may thereafter change or revoke such election at such times specified in Article 7.

6.3   Valuation of Investment Funds

      Effective January 1, 1992, the assets of the investment funds of the Trust Fund shall be valued on the Valuation Date of each Plan Year, and, if the Committee directs, daily, at fair market value. On such date, the earnings and losses of each investment fund in the Trust Fund will be allocated to the Accounts of each Participant in the ratio that each Account balance bears to all Account balances or by utilizing such other formula as the Committee deems appropriate under the circumstances.

6.4   Responsibility for Investment Results

      Each Participant shall be the named fiduciary with respect to his Accounts. The Committee and Trustees shall not be liable or responsible for any loss incurred by a Participant's Account because of the sale or investment directed by the Participant under Section 6.2 or because of the failure of the Participant to take any action regarding an investment acquired pursuant to an investment election. The Committee and Trustees shall be indemnified by a Participant from and against any personal liability to which any member of the Committee or Trustee may be subjected due to the execution of any investment election directed by a Participant or failure to act in the absence of directions from the Participant.

      To the extent permitted by applicable law, including without limitation
      Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations
      Section 2550.404c-1, no Plan fiduciary shall be liable for investment losses sustained by any Participant or Beneficiary.

                                   Article 7

                            Participants' Accounts


7.1   Accounts

      The Committee shall maintain or cause to be maintained, a separate Account for each Participant, which Account shall reflect such person's interest in the Trust Fund provided for pursuant to Article 6. Such Account shall reflect contributions, gains, losses and expenses allocated thereto. With respect to each Participant's Account, the Committee shall maintain the following sub-accounts:

      a. "Compensation Reduction Contribution Account" which is the sum of a Participant's Matched Compensation Reduction Contribution Account and Unmatched Compensation Reduction Contribution Account.

      b. "Matched Compensation Reduction Contribution Account" which shall reflect a Participant's Compensation Reduction Contributions that are eligible for Matching Employer Contributions pursuant to
            Section 5.1.

      c. "Unmatched Compensation Reduction Contribution Account" which shall reflect a Participant's Compensation Reduction Contributions that are not eligible for Matching Employer Contributions pursuant to Section 5.1.

      d. "Matching Employer Contribution Account" which shall reflect a Participant's Matching Employer Contributions.

      e. "Basic Contribution Account" which shall reflect a Participant's Basic Contributions, if any, made pursuant to the applicable sections of the Predecessor Plan.

      f. "Incentive Contribution Account" which shall reflect a Participant's Incentive Contributions, if any, made pursuant to the applicable sections of the Predecessor Plan.

      g. "Voluntary Contribution Account" which shall reflect a Participant's Voluntary Contributions, if any, made pursuant to the applicable sections of the Predecessor Plan.

      h. "Rollover Contribution Account" which shall reflect a Participant's Rollover Contributions made pursuant to Article 17.

      i. In addition, effective on and after January 1, 1999, the Committee shall maintain or cause to be maintained with respect to each Participant a Profit Sharing Contribution Account which shall reflect a Participant's Profit Sharing Contributions, if any, made pursuant to the applicable sections of the Plan. A Participant's Profit Sharing Account shall be a sub-account of his Account.

7.2   Statement of Account

      As soon as administratively feasible after the end of each calendar quarter, the Committee shall cause each Participant to be furnished with a statement disclosing the value of the Participant's Account and sub-accounts as of the end of such calendar quarter.

7.3   Investment Elections

      Each Participant shall direct the Committee, by delivering a written notice, in a form prescribed by the Committee, to the Administrator, or shall direct the trustees by telephone to invest the contributions to be credited to the Participant's Account in the various investment funds of the Trust Fund in such whole percentages as the Participant shall select, provided that the sum of such percentages shall equal one hundred percent (100%). If a Participant fails to deliver his investment direction to the Administrator, the Committee shall direct the Trustees to invest the Account of the Participant in the investment fund that the Committee determines has the lowest risk of all investment funds provided in the Trust Fund.

7.4   Change in Investment Elections

      Each Participant may change at any time, by delivering to the Administrator a written notice in a form prescribed by the Committee or by directing the Trustees by telephone, the percentage and/or investment funds with respect to contributions that are to be credited to his Account under Section 7.3, and/or the balance of his Account that has been invested in the investment funds to one or more of the other investment funds of the Trust Fund in percentages to be designated by the Participant. The Committee shall implement the Participant's written direction as soon as administratively possible after receipt of such written direction.

                                   Article 8

                                    Vesting


8.1 100% Vesting in Compensation Reduction Contribution, Basic Contribution and Voluntary Contribution Accounts

      A Participant shall at all times have a one hundred percent (100%) non-forfeitable interest in the value of such person's Compensation Reduction Contribution Account, such person's Basic Contribution Account, such person's Voluntary Contribution Account and such person's Rollover Contribution Account.

8.2 Vesting in Incentive Contribution, Matching Employer Contribution and Profit Sharing Accounts

      a. If a Participant's employment is terminated prior to such person's Normal Retirement Date and for any reason other than death or upon becoming Disabled, the Participant shall have a nonforfeitable interest in the value of such person's Incentive Contribution Account in accordance with the following schedule:

                   Years of Service                   Vested Percentage
                   ----------------                   -----------------

                Less than 1 year                              0%
                1 year but less than 2                       20%
                2 years but less than 3                      40%
                3 years but less than 4                      60%
                4 years but less than 5                      80%
                5 or more years                             100%


      b. If a Participant was employed by the Bank on December 31, 1998 (or was employed by the Bank prior to such date and is reemployed by the Bank on or after January 1, 1999) and if such Participant's employment is terminated prior to such person's Normal Retirement Date and for any reason other than death or upon becoming Disabled, the Participant shall have a nonforfeitable interest in the value of such person's Matching Employer Contribution Account in accordance with whichever of the following schedules produces the greater Vested Percentage:

                Years of Plan Participation          Vested Percentage
                ---------------------------          -----------------

                Less than 2 years                            0%
                2 or more years                            100%


                     Years of Service                Vested Percentage
                     ----------------                -----------------

                Less than 3 years                            0%
                3 or more years                            100%

            If a Participant was employed by the Bank prior to December 31, 1998 and is not employed or reemployed by the Bank on or after such date and if such Participant's employment is terminated prior to such person's Normal Retirement Date and for any reason other than death or upon becoming Disabled, the Participant shall have a nonforfeitable interest in the value of such person's Matching Employer Contribution Account in accordance with whichever of the following schedules produces the greatest Vested Percentage:

                Years of Plan Participation          Vested Percentage
                ---------------------------          -----------------

                Less than 2 years                            0%
                2 or more years                            100%

                     Years of Service                Vested Percentage
                     ----------------                -----------------

                Less than 5 years                           0%
                5 or more years                           100%


            Each other Participant whose employment is terminated prior to such person's Normal Retirement Date, and for any reason other than death or upon becoming Disabled, shall have a nonforfeitable interest in the value of such person's Matching Employer Contribution Account in accordance with the following schedule:

                     Years of Service                Vested Percentage
                     ----------------                -----------------

                Less than 3 years                            0%
                3 or more years                            100%

      c. If a Participant's employment is terminated prior to such person's Normal Retirement Date and for any reason other than death or upon becoming Disabled, the Participant shall have a nonforfeitable interest in the value of such person's Profit Sharing Contribution Account in accordance with the following schedule:


                     Years of Service                Vested Percentage
                     ----------------                -----------------

                Less than 3 years                            0%
                3 or more years                            100%

            The provisions of the foregoing paragraphs of this Section notwithstanding, if a Participant's employment is terminated due to such person's death or such person's becoming Disabled, the Participant shall have a one hundred percent (100%) nonforfeitable interest in the value of his entire Account.

            For purposes of this Section 8.2, all of a Participant's Years of Service or Years of Plan Participation shall be aggregated. If a Participant terminates employment before earning a nonforfeitable interest in any portion of his Account, such Participant shall be deemed to have received an immediate constructive cash-out distribution of such person's entire nonforfeitable interest in the value of such person's Account at such person's termination of employment equal to zero dollars.

8.3   Forfeiture and Repayment

      If a Participant's employment is terminated and the Participant receives a distribution pursuant to Section 8.4 (including a constructive distribution), any amount in which the Participant does not have a non-forfeitable interest shall be forfeited by such Participant when he incurs a One-Year Break in Service; provided, however, that such non-vested amount shall be immediately forfeited if the Employee became a Participant on or after November 1, 1997. If such Participant shall again become an Employee prior to incurring five (5) consecutive One-Year Breaks in Service, the Employer shall restore (as of the Participant's repayment hereinafter provided for), the dollar amount of such person's Accrued Benefit forfeited, unadjusted for any gains or losses which occurred during said One-Year Breaks in Service, provided that the Participant repays the full amount of any distribution under
      Section 8.4 within five (5) years of the date of such person's rehire. Any forfeitures resulting from the operation of this Article 8, or any other provision of the Plan, shall be used to reduce Employer contributions to the Plan or to pay expenses that arise in connection with the administration of the Plan in accordance with Section 11.8.

8.4   Payment of Account

      If, on termination of employment, the value of the Participant's Accrued Benefit (determined as of the Valuation Date next following the date of termination of employment) in which the Participant has a non-forfeitable interest is not greater than $5,000 ($3,500 if the Participant terminated employment prior to January 1, 1998), or, if greater than $5,000 ($3,500 if the Participant terminated employment prior to January 1, 1998), provided the Participant consents, all amounts in the Participant's Account shall be canceled as of such Valuation Date, and the value of the Participant's non-forfeitable Accrued Benefit shall be paid to the Participant in a single lump sum in cash.

      In accordance with procedures established by the Committee, this Section
      8.4 shall also be applied to distribute to a Participant who terminated employment prior to January 1, 2000 such Participant's vested Account balance without the consent of the Participant or the Participant's spouse provided such vested Account balance is not greater than $5,000 as of a distribution date after January 1, 2000.

8.5   Deferral of Payment

      If a Participant's non-forfeitable interest in the Participant's Accrued Benefit is greater than $5,000 ($3,500 if such Participant terminated employment prior to January 1, 1998), but such Participant fails to consent to a lump sum distribution as provided in Section 8.4, the Participant's Account shall be retained in the Trust Fund until:

      a. the non-forfeitable amounts are distributed pursuant to Section 9.2(a) on the Participant's Normal Retirement Date, or

      b. the non-forfeitable amounts are distributed pursuant to Section 9.2(a) prior to the Participant's Normal Retirement Date, at the request of the Participant, or

      c.    the non-forfeitable amounts are distributed pursuant to Section
            9.3 to the Participant's beneficiary upon the Participant's death prior to such Participant's Normal Retirement Date.

      Notwithstanding the foregoing, any amounts in which the Participant does not have a non-forfeitable interest shall be forfeited by the Participant upon incurring five (5) consecutive One-Year Breaks in Service.

      Notwithstanding the foregoing, in accordance with procedures established by the Committee, this Section 8.5 shall also be applied to distribute to a Participant who terminated employment prior to January 1, 2000 such Participant's vested Account balance without the consent of the Participant or the Participant's spouse provided such vested Account balance is not greater than $5,000 as of a distribution date after January 1, 2000.

                                   Article 9

                              Payment of Benefits


      9.1   Payment of Benefits

      Upon the termination of employment of a Participant, such person's Account shall be canceled as of the Valuation Date which is at least twenty (20) days following such occurrence. The dollar value of the non-forfeitable portion of such Account so canceled, determined as of such Valuation Date, shall be paid to the Participant in a single lump sum in cash.

      Notwithstanding the foregoing, if a Participant terminates from employment prior to the Participant's Normal Retirement Date and the non-forfeitable portion of such Participant's Account exceeds $5,000, and unless the Participant consents in writing to an immediate distribution of such person's Account, such person's Account shall be
      (i) retained in the Trust Fund, (ii) invested and reinvested in accordance with such Participant's written or telephone instructions, in accordance with Section 7.4, and (iii) credited to the Participant's Account until distributed in accordance with Section 9.2.

      Effective January 1, 1997, a Participant's consent shall not be valid unless the Participant has received written notification, not less than 30 days or more than 90 days before the date distributions commence, of the value of his Account balance and his right to defer receipt of such Account balance and such written consent is given after the receipt by the Participant of the required notification. Notwithstanding the above, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Regulations Section 411(a)-11(c), provided that:

      (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving such notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

      (ii) the Participant after receiving such notice, affirmatively elects a distribution.

9.2   Forms of Payment

      If the nonforfeitable value of the Participant's Account exceeds $5,000, the Participant may elect in writing to receive such person's Account in one of the following ways:

      a.    A single lump sum amount; or

      b. In equal monthly, quarterly, semi-annual or annual installments over a period certain not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his beneficiary so that the amount distributed in each Plan Year equals the amount determined by dividing the Participant's vested account balance on the last day of the immediately preceding

            Plan Year by the period certain determined in accordance with this
            Section 9.2(b) which shall be reduced by one for each Plan Year after the Plan Year in which the Participant's benefits commence.

      If a distribution to a Participant is made in installments pursuant to
      Section 9.2(b), the undistributed balance of the Participant's Account shall continue to participate in the Trust Fund until the last installment is paid. In this event, the aggregate of such installment payments of such Participant may be more than or less than the value of such person's Account at such person's retirement or death, depending on the earnings, losses, expenses and appreciation and depreciation in value of the Trust Fund during the period over which such installments are paid from the Trust Fund.

9.3   Payment Upon Death

      Upon the death of a Participant, such person's Account, to the extent not previously distributed, shall be canceled as of the Valuation Date which is at least twenty (20) days following, such occurrence. The dollar value of such Account so canceled, determined as of such Valuation Date, shall be paid to the Participant's beneficiary in a single lump sum in cash.

      Notwithstanding the foregoing, effective as of January 1, 2000, a Beneficiary may elect distribution hereunder in any form permitted under
      Section 9.2 provided the total vested value of the Participant's Account exceeds $5,000. If the total vested value of the deceased Participant's Account is not in excess of $5,000, it shall be distributed in a single lump sum amount.

9.4   Designation of Beneficiary

      Subject to Section 9.5 and such regulations and restrictions, if any, as the Committee may impose, each Participant may designate a beneficiary to receive benefits under the Plan upon the Participant's death by filing, with the Committee, written notice identifying the beneficiary. The spouse of a Married Participant shall be such person's beneficiary unless the Participant has designated another beneficiary. The estate of a single Participant shall be such person's beneficiary unless the Participant has designated another beneficiary. A Participant may revoke or change such designation by written notice filed with the Committee without notice to, or consent of, the beneficiary (except in the case of a Married Participant's spouse pursuant to Section 9.5), at any time prior to such Participant's death. If there is doubt as to the right of any beneficiary to receive any amount, the Trustees, on instructions of the Committee, may retain such amount until the rights thereto are determined, or it may pay such amount into any court of appropriate jurisdiction, in either of which events neither the Committee, the Trustees, nor the Employer shall be liable for any interest on such amount, or shall be under any other liability to any person in respect of such amount.

9.5   Spousal Consent

      In the case of a Married Participant, any designation of a beneficiary or any revocation or change in beneficiary under Section 9.4 which has the effect of designating a person as beneficiary who is not such Married Participant's spouse, will not be valid unless the spouse consents in writing to such designation, revocation, or change.

      The terms of such consent must acknowledge the effect of the consent and the consent must be witnessed by a representative of the Committee or a notary public. The provisions of the Section shall not be applicable if the Committee is satisfied that the required consent cannot be obtained because the Participant does not have a spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

      Any consent by a spouse, or the establishment that the consent of a spouse cannot be obtained, shall only be effective with respect to such spouse.

9.6   Direct Rollovers

      Effective January 1, 1993, notwithstanding any provision of the Plan to the contrary, a Distributee who is entitled to receive a distribution from the Plan may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

9.7   Mandated Distributions

      In no event, except as otherwise provided in the following paragraph, shall commencement of payments be deferred beyond April 1 of the calendar year following the later of (i) the calendar year in which a Participant attains age 70 1/2, or (ii) the calendar year in which a Participant retires.

      Effective January 1, 1999, the required beginning date of any Participant who is a 5% owner (as defined in Section 416(i)(1) of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2 shall be the April 1 of the calendar year following the calendar year in which he attains age 70 1/2. The required beginning date of any other Participant shall be the April 1 of the calendar year following the later of the calendar year in which the Participant retires or the calendar year in which such Participant attains age 70 1/2; provided, however, that, in accordance with procedures established by the Committee, such a Participant may elect distribution of his Accrued Benefit as of the April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2 even though he is in active employment with the Employer or an Affiliated Employer as of such date.

9.8   Latest Payment Date

      Nothing contained in the Plan shall be construed as allowing the payment of benefits under the Plan to commence later than the sixtieth (60th) day after the latest of the close of the Plan Year in which,

      a.    the Participant attains such person's Normal Retirement Age,

      b. occurs the tenth (10th) anniversary of the year in which the Participant commenced participation of the Plan, or

      c.    the Participant terminates employment with the Employer.

                                  Article 10

      Distribution of Excess Deferral Amounts, Excess Contributions and

                        Aggregate Excess Contributions


10.1  Excess Deferral Amounts

      a. Excess Deferral Amounts, and income allocable thereto, shall be distributed no later than April 15, 1988, and each April 15 thereafter to Participants who claim such allocable Excess Deferral Amounts for the preceding calendar year.

      b. "Excess Deferral Amounts" shall mean the amount of Compensation Reduction Contributions for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in (c) below.

      c. The Participant's claim shall be in writing; shall be submitted to the Committee no later than March 1; shall specify the Participant's Excess Deferral Amounts for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amounts, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), and 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

            If a Participant has Excess Deferral Amounts, taking into account only elective deferrals under the Plan and other plans of the Employer or an Affiliated Employer, the Participant is deemed to have notified the Plan of such Excess Deferral Amounts in accordance with the terms of this paragraph, and such Excess Deferral Amounts shall be distributed in accordance with the terms of this Section 10.1.

      d. The Excess Deferral Amounts distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Compensation Reduction Contributions for the Plan Year.

10.2  Excess Contributions

      a. "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code as determined pursuant to Treasury Regulation Section 1.401(k)-1(f)(2) taking into account, where applicable, the provision of Treasury Regulation Section 1.401(k)-1(f)(5)(iii).

      b. Notwithstanding any other provision of the Plan, Excess Contributions and income allocable thereto (both income allocable for the Plan Year and for the period between the end of the Plan Year and the date of corrective distribution) shall be distributed no later than the last day of each Plan Year beginning, after December 31, 1987, to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

            Any distribution of Excess Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of such contributions by, or on behalf of, each such Employee. The method of distribution of such Excess Contributions shall be made in accordance with Code Section 401(k)(8)(C) and the rulings and regulations thereunder.

      c. The income allocable to Excess Contributions for the Plan Year shall be determined by multiplying income allocable to the Participant's Compensation Reduction Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the Plan Year and the denominator of which is the balance of the Participant's Account attributable to Compensation Reduction Contributions on the last day of the Plan Year reduced by the gain allocable to such total amount for the Plan Year and increased by the loss on such amount for the Plan Year. The income allocable to Excess Contributions for the period between the end of the Plan Year and the date of corrective distribution shall be determined under either method permitted under Treasury Regulation Section 1.401(k)-1(f)(4)(ii)(C).

      d. The Excess Contributions which would otherwise be distributed to the Participant (1) shall be adjusted for income, (2) shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant and (3) shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's Account under the Plan attributable to Compensation Reduction Contributions or the Participant's Compensation Reduction Contributions for the Plan Year.

10.3  Excess Aggregate Contributions

      a. "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code as determined pursuant to Treasury Regulation Section 1.401(m)-1(e)(2) taking into account, where applicable, the provisions of Treasury Regulation Section 1.401(m)-l(f)(13)(iii).

      b. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions and income allocable thereto (both income allocable for the Plan Year and for the period between the end of the Plan Year and the date of corrective distribution) shall be distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Participants whose accounts Matching Employer Contributions were allocated for the preceding Plan Year.

            Any distribution of Excess Aggregate Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of such contributions by, or on behalf of, each such Employee. The method of distribution of such Excess Aggregate Contributions shall be made in accordance with Code Section 401(m)(6)(C) and the rulings and regulations thereunder.

      c. The income allocable to Excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income allocable to the Participant's Matching Employer Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the balance of the Participant's Account attributable to Matching Employer Contributions on the last day of the Plan Year reduced by the gain allocable to such total amount for the Plan Year and increased by the loss on such amount for the Plan Year. The income allocable to Excess Aggregate Contributions for the period between the end of the Plan Year and the date of corrective distribution shall be determined under either method permitted under Treasury Regulation
            Section 1.401(m)-1(e)(3)(iii)(C).

      d. The Excess Aggregate Contributions to be distributed to a Participant (1) shall be adjusted for income, and (2) if there is a loss allocable to the Excess Aggregate Contributions, shall in no event be less than the lesser of the Participant's Account under the Plan attributable to Matching Employer Contributions or the Participant's Matching Employer Contributions for the Plan Year.

                                  Article 11

                          Administration of the Plan


11.1  Named Fiduciary

      The Bank shall appoint a Committee of not less than three members nor more than five members (herein referred to as the "Committee") to administer the Plan, which Committee is hereby designated as the named fiduciary of the Plan. The Committee shall be the agent for the service of any legal process with respect to the Plan and Trust. The members of the Committee may be officers or other employees of the Bank, or any other individuals. Any member of the Committee may be removed by the Bank as a member with or without cause at any time, and may resign at any time. Written notice of such termination or resignation shall be delivered to the member or the Bank, as the case may be, and shall be effective as of the date specified in such notice. Vacancies in the Committee arising by resignation, death, removal or otherwise shall be filled by the Bank. The Toronto Dominion Bank Senior International Pension Committee shall have the authority to act on behalf of the Bank with respect to the appointment and removal of members of the Committee; provided, however, that the Bank shall retain concurrent authority hereunder. The Toronto-Dominion Bank Senior International Pension Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting.

11.2  Selection of Secretary

      The Committee may select a secretary (who may, but need not, be a member of the Committee) to keep its records or to assist it in the doing of any act or thing to be done or performed by the Committee.

11.3  Majority is Quorum

      A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of the business at any meeting. Any determination or action of the Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by a resolution or written memorandum concurred with by a majority of the members then in office. A majority of the members of the Committee at the time in office shall have the authority to execute all amendments to the Plan adopted by the Bank or Committee.

11.4  Powers of the Committee

      The Committee shall have the discretionary authority, power and the duty to take all action and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee with respect to the classification of Employees, Participants, beneficiaries, contributions, or benefits shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

      a. to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

      b. to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

      c. to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final, and conclusive;

      d. to decide any questions concerning the Plan and the eligibility of an Employee to participate in the Plan, in accordance with the provisions of the Plan;

      e. to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan, and to provide a full and fair review for any Participant whose claim for benefits has been denied in whole or in part;

      f. the power to designate a person who may or may not be a member of the Committee as "Plan Administrator" for the purpose of ERISA; if the Committee does not so designate a Plan Administrator, the Committee shall be the Plan Administrator;

      g. to allocate any such powers and duties to or among individual members of the Committee;

      h. to designate persons other than Committee members to carry out any duty or power which would otherwise be a fiduciary responsibility of the Committee or Administrator, under the terms of the Plan; and

      i. to make and adopt such administrative or technical amendments to the Plan as may be necessary or appropriate to carry out the intent of the Bank, including such amendments as may be required for the Plan to satisfy the requirements of Section 401 of the Internal Revenue Code of 1986, as it may be amended, and of ERISA and any similar provision of subsequent revenue or other laws, or the rules and regulations from time to time in effect under any of such laws.

11.5  Appointment of Trustee

      The Bank or Committee may appoint and either shall have the power to discharge or replace the Trustees. However, the power to appoint, discharge or replace the Trustees shall not confer any responsibility or authority upon the Bank or Committee with respect to the management or control of the Trust assets.

11.6  Employment of Professionals

      The Committee may employ counsel, a qualified public accountant, agents and such clerical, and other services as it may require in carrying out the provisions of the Plan or in complying with requirements imposed by ERISA.

11.7  Appointment of Investment Manager

      The Bank or Committee may appoint an investment manager or managers to manage any assets of the Plan, including the power to acquire and dispose of Trust Fund assets and to perform such other services as the Bank or Committee shall deem necessary or desirable in connection with the management of the Trust Fund. Such investment manager or managers shall be qualified under ERISA and shall acknowledge in writing to the Bank or Committee that he/she is (or they are) a fiduciary with respect to the Plan. Anything in this Article or elsewhere in the Plan to the contrary notwithstanding, the Trustees shall be relieved of the authority and discretion to manage and solely control the assets of the Plan and to the extent that authority to acquire, dispose of, or otherwise manage the assets of the Plan is delegated to one or more investment managers in accordance with this Section.

11.8  Reliance on Professional Counselors

      To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administrating the Plan, the Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them or by the Trustees. Further, to the extent permitted by law, no member of the Committee, nor the Employer, nor the officers or directors thereof, shall be liable for any neglect, omission or wrong doing of the Trustees, or any other member of the Committee.

11.9  Payment of Expenses

      All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including but not limited to administrative expenses and proper charges and disbursements of the Trustees, investment managers and compensation (other than compensation to a fiduciary who is otherwise receiving full-time pay from an employer) and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration thereof, shall be paid from the Trust Fund to the extent not paid by the Bank.

11.10 Special Investment Arrangements

      The Bank and the Committee each shall have the authority to direct the Trustees to enter into, terminate or amend one or more special investment arrangements, such as a group annuity contract, guaranteed investment contract, or mutual fund, and the Trustee shall be relieved of investment discretion with respect to assets held under any such arrangement. To the extent that the Participant directs the investment of such person's Account, the Trustee shall be relieved of investment discretion with respect to amounts held under a special investment arrangement pursuant to the direction of the Participant.

11.11 Disbursement of Assets

      Subject to the provisions of the Trust Agreement, the Committee shall determine the manner in which the assets of the Plan shall be disbursed pursuant to the Plan.

11.12 Authorization of Agents

      The Committee may authorize one or more members or any number of agents to make any payment on their behalf, or to execute or deliver any instrument, except that a requisition of funds from the Trustees shall be signed by two (2) members of the Committee or by the secretary of the Committee and one member of the Committee.

11.13 No Compensation

      The members of the Committee shall serve without compensation for services as such, but all direct expenses properly and actually incurred in the performance of their duties, to the extent not paid by the Bank or otherwise reimbursed, shall be paid from the Trust Fund. Unless otherwise determined by the Bank or unless required by federal or state law, no member of the Committee shall be required to give any bond or other security in any jurisdiction.

                                  Article 12

                    Amendment or Discontinuance of the Plan


12.1  Right to Amend and Terminate

      The Bank shall have the right at any time and from time to time to modify or amend in whole or in part any or all of the provisions of the Plan and to terminate the Plan; provided, however, that no such modification, amendment or termination shall make it possible for any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries under the Plan; nor shall any amendment, modification or termination make it possible to deprive any Participant of a previously accrued benefit including an optional form of benefit. Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or becomes effective.

      Effective January 1, 1996, notwithstanding the reservation of power to the Bank in the first paragraph of this Section 12.1 of the Plan, the Committee may from time to time modify or amend in whole or in part any or all of the provisions of the Plan provided such modification or amendment is necessary for the Plan to comply with the applicable requirements of any law, regulation or government body and further provided that such modification or amendment is made in accordance with all other provisions of Section 12.1.

      The Toronto-Dominion Bank Senior International Pension Committee shall have the authority to amend or terminate the Plan; provided, however, that the Board of Directors shall retain concurrent authority to amend or terminate the Plan.

12.2  Exclusive Benefit

      No amendment shall be effective as against the Trustee until the date upon which written notice thereof is given to the Trustee. No amendment or discontinuance shall allow the return to an Employer of any part of the moneys, securities, or any other assets held by the Trustee under this Plan, nor the use of any such assets for any purpose other than for the exclusive benefit of Participants and their beneficiaries.

12.3  Right to Terminate

      No Employer assumes a contractual obligation as to the Plan's continuance. Anything in the Plan to the contrary notwithstanding, no Employer, upon any such termination of the Plan, shall have any obligation or liability whatsoever to make any further payments (including all or any part of any contributions payable prior to any termination of the Plan), to the Trustee for benefits under the Plan. Neither the Trustee, the Committee, nor any Participant, Employee, nor beneficiary, shall have any right to compel an Employer to make any payment after the termination of the Plan.

12.4  Right to Discontinue

      The Bank shall have the power to discontinue the Plan at any time with respect to any or all Employers. The board of directors of any Employer other than the Bank shall have the power to discontinue the Plan with respect to that Employer, at any time.

12.5  Continuation of Plan

      Unless the Plan be sooner terminated, a successor to the business or any portion thereof of an Employer, by whatever form or manner resulting, with the written consent of the Bank, may continue the Plan and become a party to the Trust Agreement by executing appropriate supplemental agreements and other documents, and such successor shall, ipso facto, succeed to all applicable rights, powers and duties of such Employer with relation thereto. The employment of any Participant who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose of the Plan.

12.6  Vesting Upon Termination

      If the Plan is terminated or partially terminated, or if any Employer shall completely discontinue its contributions to the Plan, anything in the Plan to the contrary notwithstanding, each Participant who is then an Employee and who is affected by the termination, partial termination or complete discontinuance of contributions shall have a one hundred percent (100%) vested interest in the value of such person's Account. At the direction of the Committee after any such termination, and after payment of, or appropriate reserve for, the expenses of any such termination the dollar value of each Participant's Account shall be paid in cash to each Participant, or, if the Participant is then deceased, to such person's designated beneficiary pursuant to Section 9.3, if living, or, if such beneficiary is not living, to such deceased Participant's estate.

      Notwithstanding the foregoing, a Participant's Account shall not be distributed pursuant to a termination if the Employer or an Affiliated Employer maintains a successor plan with respect to the Participant.

12.7  Merger, Consolidation or Transfer

      In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to receive a benefit if the Plan were to terminate immediately after the merger, consolidation, or transfer, which is not less than the benefit the Participant would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer.

12.8  Distribution Upon Sale of Assets

      A Participant's Account may be distributed to the Participant as soon as administratively feasible after the sale of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed if the Participant is no longer employed by the Employer or an Affiliated Employer who has adopted the Plan and the assets were not sold to a related employer.

12.9  Distribution Upon Sale of Subsidiary

      The Account of a Participant employed by a subsidiary of an Employer or Affiliated Employer may be distributed to the Participant as soon as administratively feasible after the sale of the Employer's or Affiliated Employer's interest in the subsidiary to an entity that is not an Affiliated Employer.

                                  Article 13

                             Loans While Employed


13.1  Overall Limitations

      a. Loans shall be made available to any Participant who is actively employed by the Bank and to any Participant who is a former employee of the Bank and a "party in interest" (within the meaning of Section 3(14) of ERISA) (collectively, a "Borrower"). Loans shall only be granted after proper application made in accordance with rules established by the Committee. Only two loans shall be permitted to be outstanding at a time. Loan refinancing shall not be permitted. The maximum amount of any loan shall be an amount which does not exceed the lesser of (1), (2) or (3) below:

            1) $50,000, reduced by the highest outstanding balance of the loans, if any, from the Plan to the Borrower during the one-year period ending on the Loan Determination Date, or

            2) Fifty percent (50%) of the value of the Participant's non-forfeitable Matched and Unmatched Compensation Reduction Contribution Accounts, Rollover Contribution Account and Matching Employer Contribution Account (collectively, the "Loan Accounts"), or

            3) An amount such that the Participant's monthly payroll amount (determined at the time the loan application is made) is sufficient to satisfy loan repayment obligations. For this purpose, (x) the term "monthly payroll amount" shall mean the net amount payable to a Borrower during the second payroll period of each month and (y) if a Borrower is on an approved, unpaid leave of absence at the time of application, the Borrower's payroll amount shall be such amount immediately prior to the commencement of such unpaid leave.

      b.    The minimum amount of a loan shall be one thousand dollars
            ($1,000).

      c. The "Loan Determination Date" for purposes of determining the value of a Participant's maximum loan hereunder and the outstanding balance of any loan shall be the Valuation Date immediately preceding the date as of which the loan is granted.

13.2  Special Loan Fund

      A Borrower's application for a loan shall be in writing and shall be submitted to the Committee for its review. If the Committee approves the loan, it shall direct the Trustees to establish a Special Loan Fund as a sub-account in the Borrower's Account by liquidating all or a portion of the amount of the Borrower's Account invested in the Fixed Income Fund in the amount of the loan and establishing such amount as the value of the

      Special Loan Fund. The Trustees shall then issue a check to the Borrower in the amount of the loan from the Special Loan Fund.

      Effective January 1, 1992, if the Committee approves the loan, it shall direct the Trustees to establish a Special Loan Fund as a sub-account in the Borrower's Account and transfer an amount equal to the Special Loan Fund from the investment funds in the Trust Fund in which the Borrower's Account is invested from the investment fund of lowest risk to the investment fund of highest risk. Effective January 1, 1994 amounts shall be transferred proportionately from all investment funds.

      Effective January 1, 1992, the Borrower's sub-accounts shall be reduced in the following order until the full amount of the loan has been credited to the Special Loan Fund sub-account: (1) Matched Compensation Reduction Contribution Account; (2) Unmatched Compensation Reduction Contribution Account; and (3) Rollover Contribution Account. Effective January 1, 1993, the Borrower's subaccounts shall be reduced in the following order: (1) Matched Compensation Reduction Contribution Account; (2) Unmatched Compensation Reduction Contribution Account; (3) Matching Employer Contribution Account; and (4) Rollover Contribution Account. Effective January 1, 1994, the Borrower's subaccounts shall be reduced proportionately. Notwithstanding the foregoing, a loan shall not be charged against a Participant's Profit Sharing Account and a Participant's Profit Sharing Account shall be excluded in determining the amount of any loan available to such Participant.

      The Trustees shall distribute the loan to the Borrower from the Special Loan Fund. Interest that accrues on a loan shall be credited to the Special Loan Fund of the Borrower's Account.

13.3  Collateral

      Each loan shall be made against collateral, such collateral being the assignment of fifty percent (50%) of the borrower's right, title and interest in such Loan Accounts, supported by the borrower's collateral promissory note for the amount of the loan, including interest payable to the order of the Trustees.

13.4  Payment of Interest

      Each loan agreement shall provide for the payment of interest at a rate which shall be equal to the prime lending rate as stated in the Wall Street Journal (Eastern Standard Edition) on the date as of which the loan is made plus one percent (1%).

13.5  Repayment of Loan

      The repayment of any loan granted pursuant to this Article 13 shall be in accordance with the terms and conditions determined by the Committee; provided, however, (i) interest and principal on every loan shall be repaid in periodic installments (at least quarterly) in accordance with a schedule over a period not to exceed five (5) years, and (ii) no loan shall be renewable prior to the payment of all principal and interest on the original obligation and effective January 1, 1992 (iii) interest and principal on every loan shall be repaid in periodic installments (at least quarterly) in accordance with a level amortization schedule over a period not to exceed five (5) years, fifteen (15) years if the loan is used for the acquisition, construction, reconstruction or substantial rehabilitation (effective January 1, 1993, acquisition or construction) of the principal residence of the Borrower, and (iv) no loan shall be renewable prior to the payment of all principal and interest on the original obligation.

13.6  Investment of Loan Repayments

      The Committee shall forward all interest payments and principal payments to the Trustees for investment as soon as administratively possible. Loan repayments shall be invested in the Fixed Income Fund and/or Equity fund in accordance with the election of the Borrower as in effect when the loan repayment is made.

      Effective January 1, 1992, all interest and principal payments made by Borrower with respect to a loan shall reduce the balance in the Borrower's Special Loan Fund sub-account and shall be invested in the investment funds of the Trust Fund in such percentages as selected by the Borrower in accordance with Section 6.2.

13.7  Loan Due and Payable

      Upon a Borrower's separation from employment, whether by reason of retirement, death, disability or other termination of employment, any outstanding loan balance shall be immediately due and payable and shall be satisfied out of the Borrower's Account upon the earlier of (i) distribution if not satisfied by payment in full prior to such distribution or (ii) within sixty days of the Borrower's separation from employment if not satisfied in full within such sixty (60) day period.

13.8  Availability of Loans

      All loans shall be available to all Borrowers and beneficiaries who are parties in interest on a reasonably equivalent basis and shall not be made available to highly compensated employees, officers or shareholders in an amount or percentage greater than the amount or percentage made available to other Borrowers. All loans shall be subject to such further rules and regulations as the Committee shall from time to time prescribe, including without limitation, events constituting default and steps that will be taken to preserve Plan assets. All such rules and regulations shall be administered in a non-discriminatory manner.

13.9  Loan Payments

      If a Borrower is on the payroll of the U.S.A. Division, payment of a loan shall be made by monthly payroll deduction. If a Borrower is not on the payroll of the U.S.A. Division at the time that a loan is initiated or, during the term of an outstanding loan a Borrower is transferred by the Bank to a position outside of the U.S.A. Division or begins an unpaid leave of absence, Borrower shall be entitled to make monthly payment by personal check or equivalent negotiable instrument. Such check or equivalent negotiable instrument shall be due no later than the first of every month. If a Borrower who is making payment by check or other negotiable instrument in accordance with this Section
      13.9 is added to the payroll of the U.S.A. Division during the term of a loan, payment thereafter shall be made by monthly payroll deduction.

13.10 Loan Default

      A loan shall be in default upon (i) non-payment within sixty (60) days after the stated due date, or (ii) non-payment within 15 days after the stated due date upon two occasions during the term of a loan.

      A Participant shall consent to the reduction of his/her Account balance under the Plan used as security for the loan if the Participant is in default and if such reduction is for the purpose of satisfying (in whole or in part) the Participant's obligations under the loan. To the extent required by Treasury regulations, any such reduction shall not occur earlier than the date the Participant's Account is first distributable under Code Section 401(k) and regulations issued thereunder.

                                  Article 14

                             Top-Heavy Provisions


14.1  Top-Heavy Plan

      This Article shall apply if the Plan is a Top-Heavy Plan as defined herein. The Plan shall be a "Top-Heavy Plan" if, as of the Determination Date, the present value of the cumulative accrued benefits of Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the Plan of all Employees, excluding the value of the accrued benefits of former Key Employees.

      In determining whether this Plan is a Top-Heavy Plan, all employers that are aggregated under Sections 414(b), (c), (m) and (o) of the Code shall be treated as a single employer. In addition, all plans that are part of the Required Aggregation Group shall be treated as a single plan.

      Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is not such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

      For this purpose, the present value of an Employer's accrued benefit is equal to the sum of (a) and (b) below:

      a. The sum of (i) the present value of an Employee's accrued retirement income in each defined benefit plan which is included in the Required Aggregation Group determined as of the most recent valuation date within the twelve (12) month period ending on the Determination Date and as if the Employee had terminated service as of such valuation date and (ii) the aggregate distributions made with respect to such Employee during the five (5) year period ending on the Determination Date from all defined benefit plans included in the Required Aggregation Group and not reflected in the value of such person's accrued retirement income as of the most recent valuation date. In determining present value for all plans in the Required Aggregation Group, the actuarial assumptions set forth for this purpose in the Employer's defined benefit plan shall be utilized and the commencement date shall be determined taking any nonproportional subsidy into account; and

      b. The sum of (i) the aggregate balance of such person's accounts in all defined contribution plans which are part of Required Aggregation Group as of the most recent valuation date within the twelve (12) month period ending on the Determination Date, (ii) any contributions allocated to such an account after the valuation date and on or before the Determination Date and (iii) the aggregate distributions made with respect to such Employee during the five-year period ending on the Determination Date from all defined contribution plans which are part of the Required Aggregation Group and not reflected in the value of such person's account(s) as of the most recent valuation date.

14.2  Top-Heavy Definitions

      The following terms shall have the following meanings:

      a.    "Determination Date" means the last day of the preceding Plan
            Year.

      b. "Key Employee" means an Employee, a former Employee, or the beneficiary under the Plan of a former Employee who, in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, is:

            1) An officer of the Employer having an annual Compensation greater than 150% of the amount in effect under Section 415(c)(1)(A) of the Code, for any such Plan Year. Not more than fifty (50) Employees or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees shall be considered as officers for purposes of this subparagraph.

            2) One of the ten (10) Employees owning (or considering as owning within the meaning of Section 318 of the Code) the largest interest in the Employer, who is more than a one-half percent (0.5%) ownership interest in value, and whose Compensation equals or exceeds the maximum dollar limitation under Section 415(c)(1)(A) of the Code as in effect for the calendar year in which the Determination Date falls.

            3)    A five-percent (5%) owner of the Employer.

            4) A one-percent (1 %) owner of the Employer having an annual compensation (within the meaning of Treasury Regulation
                  Section 1.415-2(d)) from the Employer of more than $150,000.

            Whether an Employee is a five-percent (5%) owner or a one-percent (1%) owner shall be determined in accordance with Section 416(i) of the Code.

      c.    "Required Aggregation Group" means

            1) Each stock bonus, pension, or profit sharing plan of the Employer in which a Key Employee participates and which is intended to qualify under Section 401(a) of the Code; and

            2) Each other such stock bonus, pension or profit sharing plan of an Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

      d. "Compensation" means a Participant's annual compensation, as stated on Federal Form W-2 for the calendar year that ends with or within the Plan Year.

      e. "Employee" means (i) a current employee or (ii) a former employee who performed services for the Employer during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years.

      f.    "Non-Key Employee" means an Employee other than a Key Employee.

14.3  Minimum Benefit

      Solely in the event that any Participant who is not a Key Employee is not covered by a defined benefit plan of the Employer which provides the minimum benefit required by Section 416(c)(1) of the Code during a Plan Year in which the Plan is a Top-Heavy Plan, the Employer contributions allocated to each such Participant who is employed on the last day of the Plan Year shall be equal to not less than the lesser of:

      a. Three-percent (3%) of such Participant's Compensation in the Plan Year, or

      b. The percentage of such Participant's Compensation in the Plan Year which is equal to the percentage at which contributions are made to the Key Employee for whom such percentage is the highest.

      The percentage referred to in subparagraph (b) above shall be determined by dividing the Compensation Reduction Contributions, Matching Employer Contributions, and Profit Sharing Contributions allocated to the Key Employee by such Employee's Compensation.

      All non-Key Employee Participants who have not separated from service by the end of the Plan Year must receive the minimum benefit hereunder, even if such Participants fail to complete 1,000 Hours of Service during the relevant accrual period. A non-Key Employee may not fail to receive said minimum benefit because such Employee is excluded from Plan participation (or accrues no benefit) because (i) such person's Compensation is less than a stated amount; or (ii) the Participant fails to make Compensation Reduction Contributions.

14.4  Top-Heavy Benefit Restrictions

      If the Plan is a Top-Heavy Plan in a Plan Year, Section 5.3 shall be amended for such Plan Year by substituting "1.0" for the number "1.25" where such number appears in subparagraph (a)(1) and (b)(1) therein.

      Notwithstanding the foregoing, this Section shall not apply if:

      a. The present value of the cumulative accrued benefits for Key Employees is less than ninety-percent (90%) of the present value of the cumulative accrued benefits for all Employees but excluding the value of the accrued benefits of former Key

            Employees and of Employees who performed no services for the Employer in the five-year period ending on the Determination Date; and

      b. The minimum Employer contribution provided by Section 14.3 is equal to four percent (4%) of the Participant's Compensation in the Plan Year.

      This Section 14.4 shall be null and void for Limitation Years beginning after December 31, 1999.

                                  Article 15

                      Qualified Domestic Relations Orders


15.1  Terms of a QDRO

      The provisions of Section 18.2 shall not be applicable to a Qualified Domestic Relations Order (as defined in Section 15.2), and payment of benefits shall be made in accordance with the terms of such orders provided that such order:

      a. creates or recognizes the existence of an Alternate Payee's (as defined in Section 15.2) right to, or assigns to an Alternate Payee the right to, receive all or a portion of the Accrued Benefit payable to a Participant under the Plan;

      b.    clearly specifies:

            1) the name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

            2) the amount or percentage of the Participant's Accrued Benefit to be paid by the Plan to each such Alternate Payee or the manner in which such amount or percentage is to be determined;

            3) the number of payments or period to which such order applies; and

            4)    the name of each plan to which such order applies;

      c. does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

      d. does not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

      e. does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

15.2  QDRO Definitions

      The following terms shall have the following meanings for purposes of this Article:

      a. "Qualified Domestic Relations Order" means any judgment decree or order (including approval of a property settlement agreement) which:

            1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependents of a Participant;

            2) is made pursuant to a state domestic relations law (including a community property law); and

            3)    which meets the requirement of the foregoing Section 15.1.

      b. "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

15.3  Payments Prior to Separation from Employment

      In the case of any payment made before a Participant has separated from the service of the Employer, a Qualified Domestic Relations Order shall not be considered as failing to meet the requirements of Section 15.1(c) solely because such order requires that payment of benefits be made to an Alternate Payee:

      a. on or after the date on which the Participant attains (or would have attained) the Earliest Retirement Age (as hereinafter defined) or as soon as practicable after a domestic relations order is determined to be a Qualified Domestic Relations Order by the Committee,

      b. as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the value of the Accrued Benefit standing to the Participant's credit on such date), and

      c. in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and subsequent spouse).

      For purposes of this Section, the term "Earliest Retirement Age" means the earlier of (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of (1) the date the Participant attains age fifty (50), or (2) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

15.4  Treatment of Former Spouse

      To the extent provided in any Qualified Domestic Relations Order:

      a. the former spouse of a Participant shall be treated as a "surviving spouse" of such Participant for purposes of Section 401(a)(11) and 417 of the Code, and any present spouse of the Participant shall not be treated as a spouse of the Participant for such purposes; and

      b. if married for at least one (1) year to the Participant, such former spouse shall be treated as meeting the requirements of
            Section 417(d) of the Code.

15.5  Notification of Receipt of Order

      The Committee shall promptly notify a Participant and any other Alternate Payee of the receipt of a Qualified Domestic Relations Order and of the Plan's procedure for determining whether the order meets the requirements of a Qualified Domestic Relations Order under this Article. Within a reasonable period of time after the receipt of such order, the Committee, in accordance with such procedures as it shall from time to time establish, shall determine whether such order meets the requirements of a Qualified Domestic Relations Order under this Article, and shall notify the Participant and each Alternate Payee of such determination.

15.6  Separate Accounting

      During any period of time in which the issue of whether a domestic relations order meets the requirements of a Qualified Domestic Relations Order under this Article is being determined by a court of competent jurisdiction, the Committee shall separately account for the amounts (hereafter referred to as the "separate amounts") which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order under this Article. If within eighteen (18) months such order is determined to be a Qualified Domestic Relations Order under this Article, the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within eighteen (18) months it is determined that such order is not a Qualified Domestic Relations Order under this Article, or the issue as to whether such order so qualifies is not resolved, then the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order under this Article which is made after the end of the eighteen (18) month period, shall be applied prospectively only.

                                  Article 16

                          Withdrawals While Employed


16.1  Withdrawal From Voluntary Contribution Account

      A Participant, while in the active employment of the Employer, may request, by written notice to the Committee, that all or a portion of such person's non-forfeitable interest in such person's Voluntary Contribution Account be liquidated and the dollar value paid to the Participant in cash. Withdrawals under this Section 16.1 shall be made as soon as administratively possible after the Valuation Date next following the date the Participant has filed such person's withdrawal request; provided such request has been filed at least thirty (30) days in advance of such Valuation Date. Any such withdrawal shall be made proportionately from the Funds in which such Account is then invested. The minimum withdrawal under this Section 16.1 shall be the lesser of
      (i) one thousand dollars ($1,000) or (ii) the entire value of the Participant's Voluntary Contribution Account.

16.2  Withdrawal for Hardship

      Subject to Committee consent under the following paragraph of this Section, a Participant, while in the active employment of the Employer, may request, by written notice to the Committee, that all or a portion of such person's non-forfeitable interest in such person's Account, limited as described below, be liquidated and the dollar value paid to the Participant in cash. Any such withdrawal shall only be made within sixty (60) days of the Participant's request (if the Committee consents) or as soon as administratively possible thereafter. For purposes of the
      Section 16.2, Account values shall be determined as of the next preceding Valuation Date. Any such withdrawal shall be made proportionately from all sub-accounts: provided, however, that (i) any withdrawal from the Participant's Compensation Reduction Contribution Account shall not exceed the Participant's Compensation Reduction Contributions adjusted for previous withdrawals and (ii) qualified nonelective contributions and qualified matching contributions, if any, together with attributable earnings may not be withdrawn by reason of hardship pursuant to this Section 16.2. Any such withdrawal shall be made proportionately from the Funds in which such sub-Accounts are then invested. Notwithstanding the foregoing, a Participant may not request a withdrawal from his Profit Sharing Account by reason of hardship pursuant to this Section 16.2.

      A Participant's request pursuant to this Section shall only be granted by the Committee upon a showing of hardship as herein defined. Hardship shall be deemed to exist if the Committee determines that the distribution is necessary in light of immediate and heavy financial needs of the Participant. The amount approved hereunder may not exceed the amount required to meet the immediate financial need created by the hardship, and not reasonably available from other sources of the Participant. The Committee's determination of the existence of financial hardship, and the amount required to meet the need created by the hardship, shall be made in accordance with Income Tax Regulations and in a uniform and nondiscriminatory manner with respect to all Participants. The Committee may require certification by the Participant or such other proof as it deems appropriate, for the purposes of processing the application for the withdrawal; determining the amount of the withdrawal; and examining the resources of the Participant. Effective August 1, 1993, the minimum withdrawal under this paragraph shall be the lesser of (i) one thousand dollars ($1,000), or (ii) the entire value of the Participant's Nonforfeitable Account.

16.3  Withdrawal While Less Than 100% Vested

      If a withdrawal distribution is made to a Participant from such person's Incentive Contribution Account or such person's Matching Employer Contribution Account at a time when the Participant is less than one hundred percent (100%) vested in such Account, the Participant's remaining vested portion of such person's Incentive Contribution Account or such person's Matching Contribution Account, as the case may be, shall be determined by the following formula:

                               X = P(AB + D) - D

      For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Account balance at the relevant time and D is the amount of the distribution.

16.4  Withdrawal After Age 59 1/2

      A Participant who has attained age fifty-nine and one-half (59 1/2) may request a distribution of any portion of such person's Account, exclusive of such Participant's Profit Sharing Account, if any, in which the Participant has a nonforfeitable interest, valued as of a Valuation Date which is not less than thirty (30) days following receipt of such request by the Committee. Any such withdrawal shall be made proportionately from the Funds in which such Account is invested. The minimum withdrawal under this Section 16.4 shall be the lesser of (i) one thousand dollars ($1,000), or (ii) the entire value of the Participant's non-forfeitable Account.

16.5  No Distribution From Collateral

      No distribution may be made from a Participant's Account while it represents collateral for a loan pursuant to Section 13.3.

16.6  Other Rules

      All withdrawals shall be subject to such further rules and regulations as the Committee shall from time to time prescribe and administer in a non-discriminatory manner.

                                  Article 17

                            Rollover Contributions


17.1  Rollover Contributions

      In the event that an individual

      a. becomes an Employee who is or will be eligible to participate in the Plan upon the completion of the age and service eligibility requirements listed in Section 2.1,

      b.    shall have been a participant in an employer's plan described in
            Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code,

      c. received from such trust an eligible rollover distribution, as defined in Section 402(c)(4) of the Code, and

      d.    such property consists of money,

      then, with the consent of the Committee, such Employee may transfer any portion of the distribution to this Plan on or before the sixtieth
      (60th) day after the day on which he received such property. Furthermore, such Employee may direct the prior trust to transfer any portion of the distribution directly to the Plan. Upon receipt by the Plan, such amount shall be credited to the Rollover Contribution Account established hereunder pursuant to this Section 17.1. Such Employee shall have a one hundred percent (100%) vested and nonforfeitable right to all amounts credited to his Rollover Contribution Account as a result of such transfer.

17.2  Rollover from IRA

      In the event that an individual

      a. becomes an Employee who is or will be eligible to participate in the Plan upon the completion of the age and service eligibility requirements listed in Section 2.1,

      b. shall have established an Individual Retirement Account or Individual Retirement Annuity (hereinafter collectively referred to as "IRA") described in Sections 408(a) and 408(b), respectively, of the Code, which IRA is comprised solely of amounts constituting a rollover contribution of an eligible rollover distribution, as defined in Section 402(c)(4) of the Code, from an employer's plan described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code, or an annuity plan described in Section 403(a) of the Code, and

      c. received from such IRA the entire amount of the account or the entire value of the annuity, including any earnings on such sums, pursuant to Section 408(d)(3)(A)(ii) of the Code, and

      d.    such property consists of money,
      then, with the consent of the Committee, the Employee may transfer the entire amount received in such distribution to this Plan (for the benefit of such individual) on or before the sixtieth (60th) day after the day on which he received such payment or distribution, and upon receipt by the Plan, such amount shall be credited to the Rollover Contribution Account established hereunder pursuant to Section 17.1.

      Such Employee shall have a one-hundred percent (100%) vested and nonforfeitable right to all amounts credited to his Rollover Contribution Account as a result of such IRA rollover.

17.3  Treatment as a Participant

      If an Employee who is not a Participant in the Plan makes a rollover pursuant to this Article 17, he shall be treated as a Participant for all purposes of the Plan except that he shall not be entitled to have Compensation Reduction Contributions made on his behalf or to receive Matching Employer Contributions, Profit Sharing Contributions or qualified non-elective contributions until he shall become a Participant pursuant to Article 2.

17.4  Mistaken Rollover

      If it is determined that a rollover contribution did not qualify under the Code for a tax free rollover, then as soon as reasonably possible the balance in the Rollover Contribution Account shall be:

      a.    segregated from all other Plan assets,

      b. treated as a non-qualified trust established by and for the benefit of the Participant, and

      c.    distributed to the Employee.

      Such a mistaken rollover contribution shall be deemed never to have been a part of the Plan and shall not adversely affect the tax qualification of the Plan under the Code.

17.5  Investment of Rollover Contribution Account

      A Participant's Rollover Account shall be invested in accordance with the Participant's investment election made in accordance with procedures established by the Committee, or, if the Participant fails to make such an investment election, in accordance with the Participant's then current investment election. An Eligible Employee who is not a Participant shall make an investment election in accordance with procedures established by the Committee with respect to his Rollover Account. If such Eligible Employee fails to make such an election, his Rollover Account shall be invested in the investment fund which the Committee determines has the lowest risk of all investment funds provided under the Plan.

                                  Article 18

                              General Provisions


18.1  Not a Contract of Employment

      This Plan shall not be deemed to constitute a contract between an Employer and any Employee or other person whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person whether or not in the employ of the Employer any right to be retained in the employ of the Employer, or to interfere with the right to the Employer to discharge any Employee at any time and to treat such person without any regard to the effect which such treatment might have upon such person as a Participant of the Plan.

18.2  No Alienation of Benefits

      Except as provided in Article 15, or as may otherwise be required by law, no distribution or payment under the Plan to any Participant or beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant or beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment voluntarily. or involuntarily, the Committee, in its discretion, may hold or cause to be held or applied such distribution or payment or any part thereof to or for the benefit of such Participant or beneficiary in such manner as the Committee shall direct.

      Furthermore, with respect to judgments, orders, decrees issued and settlement agreements entered into on or after August 5, 1997, a Participant's benefit may be reduced if a court order or requirement to pay arises from: (1) a judgment of conviction for a crime involving the Plan; (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under Part 4 of ERISA; or (3) a settlement agreement entered into between the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under Part 4 of ERISA by a fiduciary or any other person. The court order, judgment, decree, or settlement agreement must specifically require that all or part of the amount to be paid to the Plan be offset against the Participant's Plan benefits.

      If the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant and the Participant has a spouse at the time at which the offset is to be made, such offset shall not be made unless the Plan complies with Code Section 401(a)(13)(C)(iii).

18.3  Incapacity

      If the Committee determines any person entitled to payments under the Plan is an infant or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Employer, Committee and the Trustees.

18.4  Sole Source of Benefits

      The Trust Fund shall be the sole source of benefits under this Plan, and each Employee, Participant or beneficiary or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust Fund for payment of benefits. Except as may be otherwise provided by ERISA or other applicable law, the Employer shall have no liability to make or continue from its own funds the payment of any benefit under the Plan.

18.5  Unlocatable Payee

      If the Trustees are unable to make payment to any Participant or other person to whom a payment is due under the Plan because they cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or other person as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited and used to reduce the Matching Employer Contribution pursuant to Section
      5.1 twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively without interest no later than sixty
      (60) days after the date on which the Participant or person is identified or located.

18.6  Service in More Than One Capacity

      Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and any Trust Agreement which provides for the Trust Fund.

18.7  Applicable Law

      The provisions of the Plan shall be construed, administered and governed under applicable federal laws and the laws of the State of New York.

                                  Article 19

                            Special Effective Dates


19.1  General Effective Date

      This amended and restated Plan is generally effective January 1, 2000 and states the terms of the Plan as of that date. Notwithstanding the foregoing, certain provisions of the Plan are effective prior to January 1, 2000, as stated in Section 19.2 and in other Sections of the Plan.

19.2  Special Effective Dates

      It is the intent of the Bank in adopting this restated Plan that any provision of the Plan which must be retroactively effective as of a date (a "Remedial Amendment Date") earlier than January 1, 2000 for the Plan to continue to be tax-qualified under Section 401(a) of the Code shall be effective as of such Remedial Amendment Date. By way of example and not by way of limitation, the following provisions of this amended and restated Plan shall be effective as follows:

      a. Section 1.23, Section 1.27, Section 1.38, Section 1.39, Section 4.3, Section 4.9, Section 5.5, Section 5.8, Section 10.2 and
            Section 10.3 are effective as of January 1, 1997.

      b. Section 1.44 and Section 4.10 are effective as of December 12, 1994.

      c.    Section 18.2 is effective as of August 5, 1997.

IN WITNESS WHEREOF, Toronto-Dominion Bank has caused this amended and restated Plan to be effective as of the dates herein stated upon the execution of this document by its duly authorized officers this _____ day of _______________,
______.


                                               Name _________________________

                                               Title ________________________


                                               Name _________________________

                                               Title ________________________